Prospectus Supplement No. 1 Filed pursuant to Rule 424(b)(3) and 424(c)

Registration Statement No. 333-189713

2,200,002 Shares

PACIFIC ETHANOL, INC.

Common Stock

This Prospectus Supplement No. 1 (the “Prospectus Supplement”) amends, updates and supplements our prospectus dated July 8, 2013 (the “Prospectus”) related to a public offering of 2,200,002 shares of our common stock, including 491,315 shares of common stock issuable, at our election, in payment of interest under the terms of our senior unsecured notes and 1,708,687 shares of our common stock issuable upon exercise of our warrants.

This Prospectus Supplement is being filed in order to incorporate into and to include in the Prospectus the information set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 filed with the Securities and Exchange Commission on August 7, 2013, which is attached hereto. This Prospectus Supplement should be read in conjunction with the Prospectus and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement supersedes the information contained therein.

Our common stock is currently traded on The NASDAQ Capital Market under the symbol “PEIX.” The last reported price of our common stock on The NASDAQ Capital Market on August 6, 2013, was $3.98 per share.

Our principal offices are located at 400 Capitol Mall, Suite 2060, Sacramento, California 95814 and our telephone number is (916) 403-2123.

Investing in our shares of common stock involves substantial risks. See “Risk Factors” beginning on page 8 of the Prospectus for factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is August 7, 2013.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2013

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ______ to _______

Commission File Number: 000-21467

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-2170618 (I.R.S. Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, California (Address of principal executive offices)	95814 (zip code)
(916) 403-2123 (Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒   No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐No ☒

As of August 2, 2013, there were 14,194,925 shares of Pacific Ethanol, Inc. common stock, $0.001 par value per share, outstanding.

PART I
FINANCIAL INFORMATION

PART I - FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS.

PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
ASSETS	2013	2012
	(unaudited)	*
Current Assets:
Cash and cash equivalents	$6,983	$7,586
Accounts receivable, net	36,192	26,051
Inventories	19,148	16,244
Prepaid inventory	6,338	5,422
Other current assets	2,774	2,129
Total current assets	71,435	57,432
Property and equipment, net	150,915	150,409
Other Assets:
Intangible assets, net	3,497	3,734
Other assets	4,550	3,388
Total other assets	8,047	7,122
Total Assets**	$230,397	$214,963

_______________

*	Amounts derived from the audited financial statements for the year ended December 31, 2012.
**	Assets of the consolidated variable interest entity that can only be used to settle obligations of that entity were $159,080 and $156,192 as of June 30, 2013 and December 31, 2012, respectively.

See accompanying notes to consolidated financial statements.

PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(in thousands, except par value and shares)

	June 30,	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2013	2012
	(unaudited)	*
Current Liabilities:
Accounts payable – trade	$10,571	$5,104
Accrued liabilities	3,918	3,282
Current portion – long-term debt (including $750 to related party)	6,405	4,029
Total current liabilities	20,894	12,415

Long-term debt, net of current portion	113,188	117,253
Accrued preferred dividends	5,120	5,852
Warrant liabilities and conversion features at fair value	10,427	4,892
Other liabilities	6,896	1,644

Total Liabilities**	156,525	142,056

Commitments and Contingencies (Notes 4, 5 and 7)

Stockholders’ Equity:
Pacific Ethanol, Inc. Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; Series A: 1,684,375 shares authorized; 0 shares issued and outstanding as of June 30, 2013 and December 31, 2012; Series B: 1,580,790 shares authorized; 926,942 shares issued and outstanding as of June 30, 2013 and December 31, 2012; liquidation preference of $23,196 as of June 30, 2013	1	1
Common stock, $0.001 par value; 300,000,000 shares authorized; 11,918,498 and 9,789,408 shares issued and outstanding as of June 30, 2013 and December 31, 2012, respectively	12	10
Additional paid-in capital	600,846	582,861
Accumulated deficit	(535,340)	(530,310)
Total Pacific Ethanol, Inc. Stockholders’ Equity	65,519	52,562
Noncontrolling interest in variable interest entity	8,353	20,345
Total Stockholders’ Equity	73,872	72,907
Total Liabilities and Stockholders’ Equity	$230,397	$214,963

_______________

*	Amounts derived from the audited financial statements for the year ended December 31, 2012.
**	Liabilities of the consolidated variable interest entity for which creditors do not have recourse to the general credit of Pacific Ethanol, Inc. were $114,853 and $105,315 as of June 30, 2013 and December 31, 2012, respectively.

See accompanying notes to consolidated financial statements.

PACIFIC ETHANOL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net sales	$233,808	$205,447	$459,267	$403,166
Cost of goods sold	226,843	210,347	451,456	415,543
Gross profit (loss)	6,965	(4,900)	7,811	(12,377)
Selling, general and administrative expenses	3,133	3,124	7,138	6,502
Income (loss) from operations	3,832	(8,024)	673	(18,879)
Fair value adjustments and warrant inducements	1,437	1,285	745	1,252
Interest expense, net	(3,972)	(3,093)	(7,453)	(6,002)
Gain (loss) on extinguishment of debt	(39)	–	778	–
Other expense, net	(128)	(200)	(215)	(394)
Income (loss) before provision for income taxes	1,130	(10,032)	(5,472)	(24,023)
Provision for income taxes	–	–	–	–
Consolidated net income (loss)	1,130	(10,032)	(5,472)	(24,023)
Net (income) loss attributed to noncontrolling interest in variable interest entity	(79)	7,403	1,069	16,441
Net income (loss) attributed to Pacific Ethanol	$1,051	$(2,629)	$(4,403)	$(7,582)
Preferred stock dividends	$(315)	$(315)	$(627)	$(630)
Income (loss) available to common stockholders	$736	$(2,944)	$(5,030)	$(8,212)
Net income (loss) per share, basic and diluted	$0.07	$(0.51)	$(0.48)	$(1.43)
Weighted-average shares outstanding, basic	10,853	5,759	10,462	5,754
Weighted-average shares outstanding, diluted	12,135	5,759	10,462	5,754

See accompanying notes to consolidated financial statements.

PACIFIC ETHANOL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Six Months Ended June 30,
	2013	2012
Operating Activities:
Consolidated net loss	$(5,472)	$(24,023)
Adjustments to reconcile consolidated net loss to net cash used in operating activities:
Depreciation and amortization of intangibles	5,959	6,227
Interest expense added to Plant Owners’ debt	4,562	–
Gain on extinguishment of debt	(778)	–
Fair value adjustments on convertible debt and warrants	(1,531)	(1,252)
Amortization of debt discount	711	–
Amortization of deferred financing fees	516	327
Non-cash compensation	965	550
Derivative instruments	484	(255)
Bad debt expense	192	–
Changes in operating assets and liabilities:
Accounts receivable	(10,333)	3,861
Inventories	(2,913)	(172)
Prepaid expenses and other assets	(220)	2,270
Prepaid inventory	(916)	3,209
Accounts payable and accrued expenses	5,029	2,916
Net cash used in operating activities	(3,745)	(6,342)
Investing Activities:
Additions to property and equipment	(918)	(1,605)
Purchases of New PE Holdco ownership interests	(1,836)	–
Net cash used in investing activities	(2,754)	(1,605)
Financing Activities:
Proceeds from Senior Notes	22,192	–
Proceeds from Series A and B Convertible Notes	14,000	–
Proceeds from exercise of warrants	2,064	–
Proceeds from Plant Owners’ borrowings	4,000	12,022
Net proceeds from (payments on) Kinergy’s line of credit	3,124	(6,693)
Principal payments on Plant Owners’ borrowings	(7,622)	–
Principal payments on Senior Notes	(4,379)	–
Parent purchases of Plant Owners’ debt	(25,273)	–
Debt issuance costs	(1,560)	–
Preferred stock dividends paid	(627)	(630)
Payments on capital lease	(23)	–
Net cash provided by financing activities	5,896	4,699
Net decrease in cash and cash equivalents	(603)	(3,248)
Cash and cash equivalents at beginning of period	7,586	8,914
Cash and cash equivalents at end of period	$6,983	$5,666

Supplemental Information:
Interest paid	$1,472	$5,697
Noncash financing and investing activities:
Reclass of noncontrolling interest in VIE to APIC upon acquisitions of ownership positions in New PE Holdco	$9,087	$–
Original discount on senior and convertible debt	$8,558	$–
Reclass of warrant liability to equity upon warrant exercises	$260	$–
Preferred stock dividends paid in common stock	$732	$–
Corn oil separation capital lease	$5,287	$–
Debt extinguished with issuance of common stock	$3,968	$–

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1.	ORGANIZATION AND BASIS OF PRESENTATION.

Organization and Business – The consolidated financial statements include, for all periods presented, the accounts of Pacific Ethanol, Inc., a Delaware corporation (“Pacific Ethanol”), and its direct and indirect subsidiaries, including its wholly-owned subsidiaries, Kinergy Marketing, LLC, an Oregon limited liability company (“Kinergy”), Pacific Ag. Products, LLC, a California limited liability company (“PAP”) and Pacific Ethanol Management Services Corp., a Delaware corporation, and including its majority-owned subsidiary, New PE Holdco LLC (“New PE Holdco”), which owns the Plant Owners (as defined below) (collectively, the “Company”).

The Company is the leading marketer and producer of low-carbon renewable fuels in the Western United States. The Company also sells ethanol co-products, including wet distillers grain (“WDG”), a nutritious animal feed, and syrup. Serving integrated oil companies and gasoline marketers who blend ethanol into gasoline, the Company provides transportation, storage and delivery of ethanol through third-party service providers in the Western United States, primarily in California, Arizona, Nevada, Utah, Oregon, Colorado, Idaho and Washington. The Company had an 85% and 67% ownership interest in New PE Holdco, the owner of four ethanol production facilities, as of June 30, 2013 and December 31, 2012, respectively. The facilities are near their respective fuel and feed customers, offering significant timing, transportation cost and logistical advantages. The Company sells ethanol produced by the Pacific Ethanol Plants (as defined below) and unrelated third parties to gasoline refining and distribution companies and sells its WDG to dairy operators and animal feed distributors. In addition, the Company began producing and selling corn oil in June 2013 to poultry and biodiesel customers.

The Company manages the production and operation of four ethanol production facilities, namely, Pacific Ethanol Madera LLC, Pacific Ethanol Columbia, LLC, Pacific Ethanol Stockton, LLC and Pacific Ethanol Magic Valley, LLC (collectively, the “Pacific Ethanol Plants”) and their holding company, Pacific Ethanol Holding Co. LLC (“PEHC,” and together with the Pacific Ethanol Plants, the “Plant Owners”). PEHC is a wholly-owned subsidiary of New PE Holdco. These four facilities have an aggregate annual ethanol production capacity of up to 200 million gallons. As of June 30, 2013, three of the facilities were operating and one of the facilities was idled. As market conditions change, the Company may increase, decrease or idle production at one or more operational facilities or resume operations at any idled facility.

Reverse Stock Split – On May 14, 2013, the Company effected a one-for-fifteen reverse stock split. All share and per share information has been restated to retroactively show the effect of this stock split.

Liquidity – During the six months ended June 30, 2013, the Company funded its operations primarily from cash flow from operations, cash on hand, borrowings under its credit facilities and various capital raising transactions in which it raised gross proceeds of $38,000,000 through the issuances of senior unsecured notes, unsecured subordinated convertible notes and in connection with the exercise of warrants.

The Company’s current available capital resources consist of cash on hand and amounts available for borrowing under Kinergy’s credit facility. In addition, the Plant Owners have credit facilities for use in the operations of the Pacific Ethanol Plants. The Company expects that its future available capital resources will consist primarily of its remaining cash balances, cash flow from operations, if any, amounts available for borrowing, if any, under Kinergy’s credit facility, cash generated from Kinergy’s ethanol marketing business, fees paid under the asset management agreement relating to the Company’s operation of the Pacific Ethanol Plants and distributions, if any, in respect of the Company’s ownership interest in New PE Holdco.

The Company believes that current and future available capital resources, revenues generated from operations, and other existing sources of liquidity, including its credit facilities, will be adequate to meet its anticipated working capital and capital expenditure requirements for at least the next twelve months. If, however, the Company’s capital requirements or cash flow vary materially from its current projections, if crush and commodity margins, which reflect ethanol and co-product sales prices relative to ethanol production inputs such as corn and natural gas, decline in any material respect, or if other unforeseen circumstances occur, it may require additional financing. The Company also may require additional capital to restart its Madera, California facility. The Company’s failure to raise capital, if needed, could restrict its growth, or hinder its ability to compete.

Accounts Receivable and Allowance for Doubtful Accounts – Trade accounts receivable are presented at face value, net of the allowance for doubtful accounts. The Company sells ethanol to gasoline refining and distribution companies and sells WDG to dairy operators and animal feed distributors generally without requiring collateral.

The Company maintains an allowance for doubtful accounts for balances that appear to have specific collection issues. The collection process is based on the age of the invoice and requires attempted contacts with the customer at specified intervals. If, after a specified number of days, the Company has been unsuccessful in its collection efforts, a bad debt allowance is recorded for the balance in question. Delinquent accounts receivable are charged against the allowance for doubtful accounts once uncollectibility has been determined. The factors considered in reaching this determination are the apparent financial condition of the customer and the Company’s success in contacting and negotiating with the customer. If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of ability to make payments, additional allowances may be required.

Of the accounts receivable balance, approximately $25,018,000 and $20,627,000 at June 30, 2013 and December 31, 2012, respectively, were used as collateral under Kinergy’s working capital line of credit. The allowance for doubtful accounts was $210,000 and $18,000 as of June 30, 2013 and December 31, 2012, respectively. The Company recorded net bad debt recoveries of $16,000 and $2,000 for the three months ended June 30, 2013 and 2012, respectively. The Company recorded net bad debt expense of $192,000 and $0 for the six months ended June 30, 2013 and 2012, respectively.

Basis of Presentation–Interim Financial Statements – The accompanying unaudited consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Results for interim periods should not be considered indicative of results for a full year. These interim consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. The accounting policies used in preparing these consolidated financial statements are the same as those described in Note 1 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair statement of the results for interim periods have been included. All significant intercompany accounts and transactions have been eliminated in consolidation.

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates are required as part of determining the consolidation of variable interest entities, fair value of convertible notes and warrants, allowance for doubtful accounts, estimated lives of property and equipment and intangibles, long-lived asset impairments, valuation allowances on deferred income taxes and the potential outcome of future tax consequences of events recognized in the Company’s financial statements or tax returns. Actual results and outcomes may materially differ from management’s estimates and assumptions.

Reclassifications of prior year’s data have been made to conform to 2013 classifications. Such classifications had no effect on net income (loss) reported in the consolidated statements of operations.

2.	VARIABLE INTEREST ENTITY.

The Company concluded that at all times since New PE Holdco’s inception, New PE Holdco has been a variable interest entity because the other owners of New PE Holdco, due to the Company’s involvement through its contractual arrangements, have at all times lacked the power to direct the activities that most significantly impacted its economic performance. Some of these activities include efficient management and operation of the Pacific Ethanol Plants, sale of ethanol, the procurement of feedstock, sale of co-products and implementation of risk management strategies. At the time of New PE Holdco’s inception, however, the Company did not have an obligation to absorb losses or receive benefits that could potentially be significant to New PE Holdco and, as a result, it was determined that the Company was not New PE Holdco’s primary beneficiary. Upon the Company’s purchase of its 20% initial ownership interest in New PE Holdco on October 6, 2010, the Company, through its ownership interest, had an obligation to absorb losses and receive benefits that could potentially be significant to New PE Holdco. As a result, the Company then became the primary beneficiary of New PE Holdco and began consolidating the financial results of New PE Holdco.

In January, March and June 2013, the Company purchased an additional 13%, 3% and 2% of the ownership interests in New PE Holdco for $1,308,000, $331,000 and $197,000 in cash, respectively, bringing its total ownership interest to 85% as of June 30, 2013.

Because the Company has a controlling financial interest in New PE Holdco, it did not record any gain or loss on these purchases, but instead reduced the amount of noncontrolling interest in variable interest entity on the consolidated balance sheets by an aggregate $10,923,000 and recorded the difference of $9,087,000 for the six months ended June 30, 2013, which represents the fair value of these purchases above the price paid by the Company, to additional paid-in capital on the consolidated balance sheets.

Because New PE Holdco’s results are consolidated with the Company’s financial results for financial reporting purposes, the acquisition of additional interests in New PE Holdco did not impact the Company’s reported consolidated net income or loss. However, the portion of New PE Holdco’s net income or loss that is allocated to the Company increased from 34% to 67% during 2012 and from 67% to 85% in 2013, thus changing the net income or loss attributable to Pacific Ethanol after reducing the net income or loss attributable to the noncontrolling interests and the Company’s earnings per share.

The Company recognized approximately $132,337,000 and $112,669,000 in net sales and $535,000 in net income and $11,163,000 in net loss attributed to New PE Holdco for the three months ended June 30, 2013 and 2012, respectively. Had the Company held an 85% ownership interest in New PE Holdco, for the three months ended June 30, 2013 and 2012, the Company’s reported net income available to common stockholders would have been $735,000 and loss of $8,673,000, respectively, and income per share would have been $0.07 and loss per share of $1.51, respectively.

The Company recognized approximately $254,562,000 and $218,523,000 in net sales and $4,438,000 and $24,804,000 in net loss attributed to New PE Holdco for the six months ended June 30, 2013 and 2012, respectively. Had the Company held an 85% ownership interest in New PE Holdco, for the six months ended June 30, 2013 and 2012, the Company’s reported net loss available to common stockholders would have been $5,433,000 and $20,932,000, respectively, and loss per share would have been $0.51 and $3.64, respectively.

The carrying values and classification of assets that are collateral for the obligations of New PE Holdco as of June 30, 2013 were as follows (in thousands):

Cash and cash equivalents	$37
Other current assets	9,553
Property and equipment	146,440
Other assets	3,050
Total assets	$159,080

Current liabilities	$7,597
Long-term debt	101,760
Other liabilities	5,496
Total liabilities	$114,853

The Company’s acquisition of its ownership interest in New PE Holdco does not impact the Company’s rights or obligations under any of its contractual agreements. Further, creditors of New PE Holdco do not have recourse to the Company. Since its acquisition, the Company has not provided any additional support to New PE Holdco beyond the terms of its contractual agreements.

3.	INVENTORIES.

Inventories consisted primarily of bulk ethanol and unleaded fuel, and are valued at the lower-of-cost-or-market, with cost determined on a first-in, first-out basis. Inventory balances consisted of the following (in thousands):

	June 30, 2013	December 31, 2012
Finished goods	$12,869	$10,230
Work in progress	4,270	3,846
Raw materials	1,152	1,363
Other	857	805
Total	$19,148	$16,244

4.	DERIVATIVES.

The business and activities of the Company expose it to a variety of market risks, including risks related to changes in commodity prices and interest rates. The Company monitors and manages these financial exposures as an integral part of its risk management program. This program recognizes the unpredictability of financial markets and seeks to reduce the potentially adverse effects that market volatility could have on operating results.

Commodity Risk – Cash Flow Hedges – The Company uses derivative instruments to protect cash flows from fluctuations caused by volatility in commodity prices for periods of up to twelve months in order to protect gross profit margins from potentially adverse effects of market and price volatility on ethanol sale and purchase commitments where the prices are set at a future date and/or if the contracts specify a floating or index-based price for ethanol. In addition, the Company hedges anticipated sales of ethanol to minimize its exposure to the potentially adverse effects of price volatility. These derivatives may be designated and documented as cash flow hedges and effectiveness is evaluated by assessing the probability of the anticipated transactions and regressing commodity futures prices against the Company’s purchase and sales prices. Ineffectiveness, which is defined as the degree to which the derivative does not offset the underlying exposure, is recognized immediately in cost of goods sold. For the three and six months ended June 30, 2013 and 2012, the Company did not designate any of its derivatives as cash flow hedges.

Commodity Risk – Non-Designated Hedges – The Company uses derivative instruments to lock in prices for certain amounts of corn and ethanol by entering into forward contracts for those commodities. These derivatives are not designated for special hedge accounting treatment. The changes in fair value of these contracts are recorded on the balance sheet and recognized immediately in cost of goods sold. The Company recognized losses of $479,000 and $120,000 as the change in the fair value of these contracts for the three months ended June 30, 2013 and 2012, respectively. The Company recognized losses of $484,000 and gains of $254,000 as the change in the fair value of these contracts for the six months ended June 30, 2013 and 2012, respectively.

Non-Designated Derivative Instruments – The Company classified its derivative instruments not designated as hedging instruments of $660,000 and $1,020,000 in other current assets and accrued liabilities, respectively, as of June 30, 2013 and $189,000 and $167,000 in other current assets and accrued liabilities as of December 31, 2012, respectively.

The classification and amounts of the Company’s recognized gains (losses) for its derivatives not designated as hedging instruments are as follows (in thousands):

		Realized Gains (Losses)
		Three Months Ended June 30,
Type of Instrument	Statements of Operations Location	2013	2012
Commodity contracts	Cost of goods sold	$(29)	$265
		$(29)	$265

		Unrealized Losses
		Three Months Ended June 30,
Type of Instrument	Statements of Operations Location	2013	2012
Commodity contracts	Cost of goods sold	$(450)	$(145)
		$(450)	$(145)

		Realized Gains (Losses)
		Six Months Ended June 30,
Type of Instrument	Statements of Operations Location	2013	2012
Commodity contracts	Cost of goods sold	$(102)	$163
		$(102)	$163

		Unrealized Gains (Losses)
		Six Months Ended June 30,
Type of Instrument	Statements of Operations Location	2013	2012
Commodity contracts	Cost of goods sold	$(382)	$(91)
		$(382)	$(91)

5.	DEBT.

Long-term borrowings are summarized as follows (in thousands):

	June 30, 2013	December 31, 2012
Kinergy operating line of credit	$22,835	$19,711
Senior unsecured notes	17,813	–
Subordinated convertible notes	10,032	–
Plant Owners’ term debt and accrued interest	59,382	54,821
Plant Owners’ operating lines of credit	42,378	46,000
Note payable to related party	750	750
	153,190	121,282
Less: Parent purchased Plant Owners’ term debt	(27,088)	–
Less: Unamortized discount on senior unsecured notes	(2,133)	–
Less: Unamortized discount on convertible notes	(4,376)	–
	119,593	121,282
Less short-term portion	(6,405)	(4,029)
Long-term debt	$113,188	$117,253

Kinergy Operating Line of Credit – For the six months ended June 30, 2013, Kinergy borrowed a net $3,124,000 on its working capital line of credit. As of June 30, 2013, Kinergy had an available borrowing base under the credit facility of $5,928,000.

Senior Unsecured Notes – On January 11, 2013, under the terms of a Securities Purchase Agreement dated December 19, 2012 among the Company and five accredited investors, the Company issued and sold to the investors in a private offering $22,192,000 in aggregate principal amount of its senior unsecured notes (“January 2013 Notes”) and warrants to purchase an aggregate of 1,708,687 shares of the Company’s common stock (“January 2013 Financing Transaction”) for aggregate gross proceeds of $22,192,000. The warrants have an exercise price of $7.41 per share and expire in January 2018.

The January 2013 Notes mature on March 30, 2016 and bear interest at the rate of 5% per annum, subject to adjustment. If the aggregate outstanding principal balance of the January 2013 Notes is not less than $10,769,000 by January 15, 2014, the interest rate will increase commencing on January 15, 2014 by 1% per annum on each of January 15, April 15, July 15 and October 15 until the aggregate outstanding principal balance of the January 2013 Notes is less than $10,769,000. Payments due under the January 2013 Notes rank senior to all other indebtedness of the Company and its subsidiaries, other than certain permitted senior indebtedness.

Upon closing of the January 2013 Financing Transaction, the Company recorded a debt discount of $2,657,000, attributed to the value of the warrants issued in connection with the financing. The debt discount will be amortized over the life of the January 2013 Notes to approximate a yield adjustment.

If at any time the Company receives net cash proceeds from an issuance of equity or equity-linked securities of the Company, certain sales of assets or as a result of incurring certain indebtedness, then the Company will be obligated to prepay the January 2013 Notes using 100% of all such net cash proceeds, provided that proceeds received in connection with an equity-linked issuance must be used to either prepay the January 2013 Notes or purchase certain outstanding debt issued by the Plant Owners. During the six months ended June 30, 2013, the Company made principal payments on the January 2013 Notes in the aggregate amount of $4,379,000.

Interest on the January 2013 Notes is payable in cash in arrears on the fifteenth calendar day of each month beginning on March 15, 2013 (each, an “Interest Payment Date”). Subject to the satisfaction of certain equity conditions, at the option of the Company, the Company may elect to pay interest due and payable in shares of common stock, provided that the interest rate applicable to any outstanding amounts the Company pays in shares shall increase by 2% per annum from the then applicable interest rate for the period for which such interest is paid. The number of shares to be issued on any particular Interest Payment Date shall equal to the quotient of (x) the amount of interest payable (assuming payment in shares) on such Interest Payment Date, divided by (y) the product of (i) the weighted average price of the Company’s common stock for the thirty trading days immediately preceding (but excluding) the Interest Payment Date, and (ii) 0.95. As of June 30, 2013, the Company had not made any interest payments in shares of its common stock.

Restrictive Covenants

The January 2013 Notes prohibit the Company from engaging in various activities, including (i) the Company and its subsidiaries will not incur other indebtedness, except for certain permitted indebtedness; (ii) the Company and its subsidiaries will not incur any liens, except for certain permitted liens; (iii) the Company and its subsidiaries will not, directly or indirectly, redeem or repay all or any portion of any indebtedness (except for certain permitted indebtedness) if at the time such payment is due or is made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing; (iv) the Company and its subsidiaries will not redeem, repurchase or pay any dividend or distribution on its respective capital stock without the prior consent of the holders of the January 2013 Notes, other than certain permitted distributions; and (v) the Company and its subsidiaries will not sell, lease, assign, transfer or otherwise dispose of any assets of the Company or any subsidiary, except for certain permitted dispositions (including the sales of inventory or receivables in the ordinary course of business).

Registration Rights Agreement

The January 2013 Notes include registration rights which required that the Company file a registration statement with the Securities and Exchange Commission within 30 days of the closing date for the resale by the January 2013 Note holders of up to 2,200,002 shares of common stock underlying the warrants and 491,315 shares of common stock that may be issued as interest shares under the January 2013 Notes. The Company filed the initial registration statement by the 30 day deadline. As part of the Company’s issuance of subordinated convertible notes in March 2013, the initial registration statement was withdrawn with the permission of the January 2013 Note holders. The Company filed another registration statement with the Securities and Exchange Commission covering the warrant shares and interest shares on June 28, 2013, which has been declared effective.

Subordinated Convertible Notes – On March 28, 2013, the Company issued $6,000,000 in aggregate principal amount of its Series A Subordinated Convertible Notes (“Series A Notes”), and warrants to purchase an aggregate of 1,839,602 shares of common stock for aggregate gross proceeds of $6,000,000. On June 21, 2013, the Company issued $8,000,000 in aggregate principal amount of its Series B Subordinated Convertible Notes (“Series B Notes”) for aggregate gross proceeds of $8,000,000. The warrants have an exercise price of $7.80 per share. Of the warrants issued in the transaction, warrants to purchase 788,401 shares of common stock expire in March 2015 and warrants to purchase 1,051,201 shares of common stock expire in June 2015. The net proceeds of these offerings were used to (i) purchase $6,665,000 of Plant Owners’ debt maturing in June 2013, the maturity of which was also extended at the time from June 2013 to June 2016, and of which the Company immediately retired $1,122,000; (ii) acquire an additional 5% ownership interest in New PE Holdco; and (iii) purchase and immediately retire an additional $3,500,000 of the Plant Owners’ term debt.

Unless converted or redeemed earlier, the Series A and B Notes will mature on March 28, 2014. The Series A and B Notes bear interest at 5% per annum, compounded monthly. All amounts due under the Series A and B Notes are convertible at any time, in whole or in part, at the option of the holders into shares of the Company’s common stock at a conversion price (“Fixed Conversion Price”), which is subject to adjustment as described below.

The Series A and B Notes were initially convertible into shares of the Company’s common stock at the initial Fixed Conversion Price of $15.00 per share. If the Company sells or issues any securities with “floating” conversion prices based on the market price of its common stock, the holder of a Series A or B Note will have the right thereafter to substitute the “floating” conversion price for the Fixed Conversion Price upon conversion of all or part of the Series A or B Note.

Amortization payments, together with accrued and unpaid interest on the Series A and B Notes, are payable on monthly installment dates. On or prior to the tenth calendar day before each installment date, the Company is required to deliver a notice electing to effect a redemption in cash or a conversion of the installment amount due on the installment date into shares of its common stock. The Company’s ability to pay an installment amount in shares of its common stock is subject to numerous equity conditions, the failure of any of which, unless waived, will require that the Company pay an installment amount solely in cash. On the applicable installment date, the Company is required to deliver to the holders of Series A and B Notes an amount of shares of common stock equal to that portion of the installment amount being converted divided by the lesser of the then existing Fixed Conversion Price and 85% of the Market Price on the installment date (“Company Conversion Price”). The “Market Price” on any given date is equal to the lesser of (i) the volume weighted average price on the trading day immediately preceding the date of determination, and (ii) the average of the three lowest volume weighted average prices during the ten trading day period ending on the trading day immediately prior to the date of determination.

The holder of a Series A or B Note may, at the holder’s election by giving notice to the Company, defer the payment of the installment amount due on any installment date to another installment date, in which case the amount deferred will become part of the subsequent installment date and will continue to accrue interest.

On any day during the period commencing on an installment date and ending on the trading day prior to the next installment date, the holder of a Series A or B Note may, at its election, convert the installment amounts due on up to four future installment dates at the Company Conversion Price in effect on the current installment date, provided that if the Company had elected to convert the installment amount due on the current installment date, the holder may only convert up to three future installment amounts. Upon the occurrence of certain events of default, there will be no limitation on the number of installment amounts that the holder may accelerate and the Company Conversion Price applicable to conversions made pursuant to this acceleration feature will equal the lesser of (i) the Company Conversion Price on the current installment date, (ii) 85% of the Market Price, and (iii) the Fixed Conversion Price then in effect. At June 30, 2013, based on the Company’s most recent conversion price of $3.62, the Series A and B Notes were convertible into an aggregate of 2,771,000 shares of the Company’s common stock.

The Company has determined that the conversion feature in the Series A and B Notes and the related warrants require bifurcation and liability classification and measurement, at fair value, and require evaluation at each reporting period. The initial fair values of the conversion feature of the Series A Notes of $1,400,800 and the warrants of $882,500 are accounted for as a debt discount and will be amortized into interest expense as a yield adjustment over the term of the Series A Notes. The initial fair values of the conversion feature of the Series B Notes of $2,928,500 and the warrants of $689,300 are accounted for as a debt discount and will be amortized into interest expense as a yield adjustment over the term of the Series B Notes.

From April 1, 2013 through June 30, 2013, the Company made two installment payments and received various holder conversion notices. In the aggregate, the Company issued 1,098,000 shares of its common stock in payment of principal in an aggregate amount of $3,968,000 in respect of the Series A and B Notes. In connection with these installment payments and conversions, the Company recorded a loss on extinguishment of debt of $1,037,000 for the three and six months ended June 30, 2013.

Plant Owners’ Term Debt and Operating Lines of Credit – The Plant Owners’ debt as of June 30, 2013 consisted of a $32,487,000 tranche A-1 term loan, a $26,279,000 tranche A-2 term loan and a $35,378,000 revolving credit facility. The term and revolving debt require monthly interest payments at a floating rate equal to the three-month LIBOR or the Prime Rate of interest, at the Plant Owners’ election, plus 10.0%. At June 30, 2013, the interest rate was approximately 13.25%. Repayments of principal are based on available free cash flow of the borrower, until maturity, when all principal amounts are due.

From July 13, 2012 through June 30, 2013, the Plant Owners entered into transactions which amended the term and revolving debt and extended the maturity dates in respect of the combined term loans and revolving debt from June 25, 2013 to June 30, 2016.

Monthly interest payments due to certain lenders on both the term and revolving debt was deferred and added to the principal amount of the loans. As of June 30, 2013, the extended principal balances above include $8,096,000 of accrued interest that was deferred by the Plant Owners.

Acquisitions of Plant Debt – On January 11, 2013, the Company used $21,500,000 of the gross proceeds of the January 2013 Financing Transaction to purchase from certain lenders an aggregate amount of $21,500,000 of the Plant Owners’ tranche A-2 term loans. The Company determined that the acquisition of the plant debt was a modification of terms as the lenders who held the acquired plant debt were the same parties as those lenders under the January 2013 Notes. Based on the Company’s review of the present value of cash flows of the January 2013 Notes compared to the older plant debt, which resulted in a less than 10% change, the modification was not significant and the Company did not record a gain or loss associated with the modification. The Company expensed certain legal costs associated with the debt modification of approximately $408,000, rather than amortizing those expenses over the life of the debt. Because the plant debt acquired is now held by Pacific Ethanol, this specific debt is eliminated in consolidation.

On March 28, 2013, the Company used proceeds from the issuance of its Series A Notes and warrants to purchase $3,500,000 of revolving credit facility debt, at par, from a lender. In accordance with the terms of the amended credit facility, the Company was obligated to immediately forgive the purchased amount of revolving credit facility debt and has permanently reduced the maximum commitment on this facility to $36,500,000.

On March 28, 2013, the Company also used proceeds from the issuance of its Series A Notes and warrants to purchase $2,636,000 of tranche A-2 term loans and an additional 3% ownership interest in New PE Holdco for a combined purchase price of $2,150,000. The Company first allocated $331,000 of this payment to the New PE Holdco ownership interest and the remainder was allocated to the tranche A-2 term debt. The $817,000 difference between the amount the Company allocated to the term loans and the face amount of $2,636,000 was recorded as a gain on extinguishment of debt.

On June 21, 2013, the Company used proceeds from the issuance of its Series B Notes to purchase $1,122,000 of revolving credit facility debt at a discount. In accordance with the terms of the amended credit facility, the Company was obligated to immediately forgive the purchased amount of revolving credit facility debt and has permanently reduced the maximum commitment on this facility to $35,378,000.

On June 21, 2013, the Company also used proceeds from the issuance of its Series B Notes to purchase $2,907,000 of tranche A-1 and A-2 term loans at a discount and an additional 2% ownership interest in New PE Holdco for $197,000.

The Company recorded a gain on extinguishment of debt of $998,000 related to the discount it paid for the revolving and term loans.

New Operating Line of Credit –On October 29, 2012, the Plant Owners entered into a new revolving credit facility that provides for up to an additional $10,000,000. The Plant Owners may request increases in the amount of the facility in increments of not less than $1,000,000, up to a maximum additional credit limit of $5,000,000. The Plant Owners have the right at any time, and from time to time, but subject to limitations imposed by an intercreditor agreement, to prepay in whole or in part the revolving loans and tranche A-1 loans (and the tranche A-2 loans following the payment in full of the revolving loans and tranche A-1 loans). However, in the event of any prepayment of the tranche A-1 loans that have a maturity date of June 30, 2016, the Plant Owners must pay a premium equal to the present value of all interest payments that would have accrued from the date of such payment through June 30, 2016, calculated using a discount rate, applied quarterly, equal to the Treasury Rate as of such prepayment date plus 50 basis points. The credit agreement also provides for mandatory prepayments in connection with certain customary events, including any sale of material assets; however, certain mandatory prepayments are not subject to the prepayment premium. On January 4, 2013, the Plant Owners entered into an amendment to the new revolving credit facility and extended the maturity date of the facility from June 25, 2013 to June 25, 2015. On March 28, 2013, the lenders approved $5,000,000 in additional availability for a maximum total credit limit of $15,000,000 under the facility. As of June 30, 2013, the Plant Owners had unused availability under the new revolving credit facility of $8,000,000.

All of the term loans and revolving credit facilities represent permanent financing and are secured by a perfected, first-priority security interest in all of the assets, including inventories and all rights, title and interest in all tangible and intangible assets, of the Plant Owners. The Plant Owners’ creditors do not have recourse to Pacific Ethanol, Inc.

Note Payable to Related Party – The Company had a note payable to its Chief Executive Officer totaling $750,000 as of June 30, 2013 and December 31, 2012. On February 7, 2013, the maturity date was extended to March 31, 2014.

6.	COMMON STOCK AND WARRANTS.

Grants of stock – In January 2013, the Company granted 63,334 shares of restricted stock to members of the Company’s Board of Directors, with the exception of its Chief Executive Officer, that vest on the earlier of (i) the date of the Company’s 2013 annual meeting of stockholders, or (ii) July 31, 2013, and had a grant date fair value of $5.25 per share. In January 2013, the Company granted an additional 94,171 shares of restricted stock to the Company’s non-executive employees that vest in equal amounts on each of April 1, 2013, 2014 and 2015 and had a grant date fair value of $5.25 per share. In March and April 2013, the Company granted an additional 130,002 shares of restricted common stock to its executive employees that vest in equal installments on each of April 1, 2013, 2014 and 2015 and had a grant date fair value of $5.70 per share. In June 2013, the Company granted an additional 327,775 shares of restricted stock and 229,025 options to the Company’s directors and employees that vest in equal amounts on each of April 1, 2014, 2015 and 2016 and had grant date fair values of $3.74 and $1.68 per share, respectively.

Warrant issuances – In connection with the January 2013 Financing Transaction, the Company issued warrants to purchase an aggregate of 1,708,687 shares of the Company’s common stock. The warrants have an exercise price of $7.41 per share and expire in January 2018.

In connection with the Company’s issuance of its Series A and B Notes, the Company issued warrants to purchase up to 788,401 and 1,051,201 shares of common stock at an exercise price of $7.80 per share that expire in March and June 2015, respectively.

The Company has determined that the warrants issued in the above transactions did not meet the conditions for classification in stockholders’ equity and as such, the Company has recorded them as a liability at fair value. The Company will revalue them at each reporting period.

Warrant exercises – During February 2013, certain holders exercised warrants and received 267,733 shares of the Company’s common stock upon payment of an aggregate of $2,064,000 in cash. The Company paid $785,800 in cash to the warrant holders as an inducement for such exercises and recorded an expense of approximately $785,800. In March 2013, a holder exercised warrants on a cashless basis and received 11,356 shares of the Company’s common stock.

7.	COMMITMENTS AND CONTINGENCIES.

Sales Commitments – At June 30, 2013, the Company had entered into sales contracts with its major customers to sell certain quantities of ethanol, WDG and syrup. The Company had open ethanol indexed-price contracts for 105,572,000 gallons of ethanol as of June 30, 2013. The Company had open WDG and syrup fixed-price sales contracts valued at $1,041,000 and open indexed-price sales contracts for 7,000 tons of WDG and syrup as of June 30, 2013. These sales contracts will be completed throughout 2013.

Purchase Commitments – At June 30, 2013, the Company had fixed-price purchase contracts with its suppliers to purchase $12,749,000 of ethanol and indexed-price contracts to purchase 129,000 gallons of ethanol. These contracts will be satisfied throughout the remainder of 2013.

Litigation – General – The Company is subject to various claims and contingencies in the ordinary course of its business, including those related to litigation, business transactions, employee-related matters, and others. When the Company is aware of a claim or potential claim, it assesses the likelihood of any loss or exposure. If it is probable that a loss will result and the amount of the loss can be reasonably estimated, the Company will record a liability for the loss. If the loss is not probable or the amount of the loss cannot be reasonably estimated, the Company discloses the claim if the likelihood of a potential loss is reasonably possible and the amount involved could be material. While there can be no assurances, the Company does not expect that any of its pending legal proceedings will have a material financial impact on the Company’s operating results.

On May 24, 2013, GS CleanTech Corporation (“GS CleanTech”), filed a suit in the United States District Court for the Eastern District of California, Sacramento Division (Case No.: 2:13-CV-01042-JAM-AC), naming Pacific Ethanol, Inc. as a defendant. The suit alleges infringement of a patent assigned to GS CleanTech by virtue of certain corn oil separation technology in use at one or more of the ethanol production facilities in which the Company has an interest, including Pacific Ethanol Stockton, LLC, located in Stockton, California. The complaint seeks preliminary and permanent injunctions against the Company, prohibiting future infringement on the patent owned by GS CleanTech and damages in an unspecified amount adequate to compensate GS CleanTech for the alleged patent infringement, but in any event no less than a reasonable royalty for the use made of the inventions of the patent, plus attorney’s fees. The Company, however, does not itself use any corn oil separation technology and therefore will be asking the court to dismiss it from the suit. Further, although one of the Company’s majority-owned subsidiaries does separate and market corn oil, the Company and its majority-owned subsidiaries strongly disagree that any of the subsidiaries use corn oil separation technology that infringes the patent owned by GS CleanTech. The Company has since answered the complaint and counterclaimed that the patent claims at issue are invalid and that the Company is not infringing.

8. FAIR VALUE MEASUREMENTS.

The fair value hierarchy prioritizes the inputs used in valuation techniques into three levels as follows:

•	Level 1 – Observable inputs – unadjusted quoted prices in active markets for identical assets and liabilities;

•	Level 2 – Observable inputs other than quoted prices included in Level 1 that are observable for the asset or liability through corroboration with market data; and

•	Level 3 – Unobservable inputs – includes amounts derived from valuation models where one or more significant inputs are unobservable. For fair value measurements using significant unobservable inputs, a description of the inputs and the information used to develop the inputs is required along with a reconciliation of Level 3 values from the prior reporting period.

The Company recorded its warrants issued from 2010 through 2013 at fair value and designated them as Level 3 on their issuance dates.

Warrants – Except for the warrants issued September 26, 2012, the warrants were valued using a Monte Carlo Binomial Lattice-Based valuation methodology, adjusted for marketability restrictions. The warrants issued September 26, 2012, did not contain any anti-dilution protection features. As a result, the warrants were valued using the Black-Scholes Valuation Model. Of the various inputs used, the volatility and the current price of the Company’s common stock most significantly impact the fair value adjustments of the warrants. As the Company’s common stock increases or decreases, the valuation of the warrants will increase or decrease, respectively. As the estimated volatility of the Company’s common stock increases or decreases, the valuation of the warrants will increase or decrease, respectively. These changes may result in significantly higher or lower fair value measurements from period to period.

Significant assumptions used and related fair values for the warrants as of June 30, 2013 were as follows:

Original Issuance	Exercise Price	Volatility	Risk-Free Interest Rate	Term (years)	Discount for marketability restrictions	Warrants Outstanding	Fair Value
06/21/2013	$7.80	60.3%	0.36%	1.74	30.5%	1,051,200	$689,300
03/28/2013	$7.80	60.3%	0.36%	1.74	30.5%	788,400	517,800
01/11/2013	$7.41	65.0%	1.41%	4.54	46.5%	1,708,700	2,286,200
09/26/2012	$8.85	60.1%	0.36%	2.24	48.3%	1,770,800	470,400
07/3/2012	$7.12	64.0%	1.04%	4.01	44.8%	1,812,400	2,315,600
07/3/2012	$6.27	49.6%	0.11%	0.51	47.5%	803,900	65,400
12/13/2011	$10.28	60.4%	1.04%	3.46	40.0%	305,700	372,700
							$6,717,400

Significant assumptions used and related fair values for the warrants as of December 31, 2012 were as follows:

Original Issuance	Exercise Price	Volatility	Risk-Free Interest Rate	Term (years)	Discount for marketability restrictions	Warrants Outstanding	Fair Value
09/26/2012	$8.85	70.2%	0.36%	2.74	53.9%	1,833,000	$1,112,000
07/3/2012	$7.50	76.1%	0.72%	4.51	55.5%	1,867,000	2,756,000
07/3/2012	$6.45	69.3%	0.16%	1.01	55.5%	930,000	509,000
12/13/2011	$12.45	74.4%	0.54%	3.95	52.3%	330,000	480,000
10/6/2010	$1.80	76.0%	0.72%	4.80	46.4%	17,000	35,000
							$4,892,000

Convertible Notes – The conversion feature imbedded in the convertible notes was valued using a combination of a Monte Carlo Binomial Lattice-Based valuation methodology, adjusted for marketability restrictions. Significant assumptions used and related fair value for the conversion feature as of June 30, 2013 were as follows:

Instrument	Initial Conversion Price	Volatility	Risk-Free Interest Rate	Term (years)	Discount for marketability restrictions	Fair Value
Series A and B Notes	$15.00	49.1%	0.15%	0.8	16.8%	$3,710,000

Other Derivative Instruments – The Company’s other derivative instruments consist of commodity positions. The fair value of the commodity positions are based on quoted prices on the commodity exchanges and are designated as Level 1.

The following table summarizes fair value measurements by level at June 30, 2013 (in thousands):

	Level 1	Level 2	Level 3	Total
Assets:
Commodity contracts(1)	$660	$–	$–	$660
Total Assets	$660	$–	$–	$660

Liabilities:
Warrants(2)	$–	$–	$6,717	$6,717
Conversion feature(2)	–	–	3,710	3,710
Commodity contracts(3)	1,020	–	–	1,020
Total Liabilities	$1,020	$–	$10,427	$11,447

__________

(1) Included in other current assets in the consolidated balance sheets.

(2) Included in warrant liabilities and conversion features at fair value in the consolidated balance sheets.

(3) Included in accrued liabilities in the consolidated balance sheets.

The following table summarizes fair value measurements by level at December 31, 2012 (in thousands):

	Level 1	Level 2	Level 3	Total
Assets:
Commodity contracts(1)	$189	$–	$–	$189
Total Assets	$189	$–	$–	$189

Liabilities:
Warrants	$–	$–	$4,892	$4,892
Commodity contracts(2)	167	–	–	167
Total Liabilities	$167	$–	$4,892	$5,059

__________

(1) Included in other current assets in the consolidated balance sheets.

(2) Included in accrued liabilities in the consolidated balance sheets.

For fair value measurements using significant unobservable inputs (Level 3), a description of the inputs and the information used to develop the inputs is required along with a reconciliation of Level 3 values from the prior reporting period. The changes in the Company’s fair value of its Level 3 inputs were as follows (in thousands):

	Warrants	Conversion Features
Balance, December 31, 2012	$4,892	$–
Issuance of warrants in January offering	2,657	–
Issuance of notes and warrants on March 28, 2013	883	1,401
Issuance of notes and warrants on June 21, 2013	689	2,929
Conversions of notes	–	(1,234)
Exercises of warrants	(260)	–
Adjustments to fair value for the period	(2,144)	614
Balance, June 30, 2013	$6,717	$3,710

9.	EARNINGS PER SHARE.

The following tables compute basic and diluted earnings per share (in thousands, except per share data):

	Three Months Ended June 30, 2013
	Income Numerator	Shares Denominator	Per-Share Amount
Net income attributed to Pacific Ethanol	$1,051
Less: Preferred stock dividends	(315)
Basic income per share:
Income available to common stockholders	$736	10,853	$0.07
Add: Convertible debt	61	1,282
Diluted income per share:
Income available to common stockholders	$797	12,135	$0.07

	Three Months Ended June 30, 2012
	Loss Numerator	Shares Denominator	Per-Share Amount
Net loss attributed to Pacific Ethanol	$(2,629)
Less: Preferred stock dividends	(315)
Basic and diluted loss per share:
Loss available to common stockholders	$(2,944)	5,759	$(0.51)

	Six Months Ended June 30, 2013
	Loss Numerator	Shares Denominator	Per-Share Amount
Net loss attributed to Pacific Ethanol	$(4,403)
Less: Preferred stock dividends	(627)
Basic and diluted loss per share:
Loss available to common stockholders	$(5,030)	10,462	$(0.48)

	Six Months Ended June 30, 2012
	Loss Numerator	Shares Denominator	Per-Share Amount
Net income attributed to Pacific Ethanol	$(7,582)
Less: Preferred stock dividends	(630)
Basic and diluted loss per share:
Loss available to common stockholders	$(8,212)	5,754	$(1.43)

There were an aggregate of 475,000 and 442,000 potentially dilutive weighted-average shares from convertible securities outstanding for the three and six months ended June 30, 2013, respectively. These convertible securities were not considered in calculating diluted net income (loss) per share for the three and six months ended June 30, 2013, as their effect would have been anti-dilutive.

10.	RELATED PARTY TRANSACTIONS.

Preferred Dividends – The Company had accrued and unpaid dividends in respect of its Series B Preferred Stock of $5,120,000 and $5,852,000 as of June 30, 2013 and December 31, 2012, respectively. On March 27, 2013, the Company entered into an agreement with the holders of its Series B Preferred Stock under which the Company issued approximately 139,000 shares of its common stock in payment of $732,000 of the total $5,852,000 of accrued and unpaid dividends in respect of the Series B Preferred Stock. On July 26, 2013, the Company entered into an agreement with the holders of its Series B Preferred Stock under which the Company issued approximately 175,000 shares of its common stock in payment of $732,000 of the total $5,120,000 of accrued and unpaid dividends in respect of the Series B Preferred Stock. In addition, the holders of the Series B Preferred Stock agreed to forebear from exercising any rights they may have with respect to accrued unpaid dividends until December 31, 2014.

Note Payable to Related Party – The Company had a note payable to its Chief Executive Officer totaling $750,000 as of June 30, 2013 and December 31, 2012. On February 7, 2013, the maturity date was extended to March 31, 2014.

11. SUBSEQUENT EVENTS.

Series A and B Notes – From July 1, 2013 through August 2, 2013, the Company received various holder conversion notices. In the aggregate, the Company issued 2,102,000 shares of its common stock in payment of principal in an aggregate amount of $6,412,000 plus interest in respect of the Series A and B Notes. As of August 2, 2013, the Series A Notes had been fully retired and the Series B Notes had an outstanding principal balance of $3,620,000.

Payment of Preferred Stock Dividends – On July 26, 2013, the Company entered into an agreement with the holders of its Series B Preferred Stock under which the Company issued approximately 175,000 shares of its common stock in payment of $732,000 of the total $5,120,000 of accrued and unpaid dividends in respect of the Series B Preferred Stock. In addition, the holders of the Series B Preferred Stock agreed to further forebear from exercising any rights they may have with respect to accrued and unpaid dividends until December 31, 2014.

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following discussion and analysis should be read in conjunction with our consolidated financial statements and notes to consolidated financial statements included elsewhere in this report. This report and our consolidated financial statements and notes to consolidated financial statements contain forward-looking statements, which generally include the plans and objectives of management for future operations, including plans and objectives relating to our future economic performance and our current beliefs regarding revenues we might generate and profits we might earn if we are successful in implementing our business and growth strategies. The forward-looking statements and associated risks may include, relate to or be qualified by other important factors, including:

•	fluctuations in the market price of ethanol and its co-products;

•	fluctuations in the costs of key production input commodities such as corn and natural gas;

•	the projected growth or contraction in the ethanol and co-product markets in which we operate;

•	our strategies for expanding, maintaining or contracting our presence in these markets;

•	our ability to successfully manage and operate third party ethanol production facilities;

•	anticipated trends in our financial condition and results of operations; and

•	our ability to distinguish ourselves from our current and future competitors.

You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this report, or in the case of a document incorporated by reference, as of the date of that document. We do not undertake to update, revise or correct any forward-looking statements, except as required by law.

Any of the factors described immediately above, or referenced from time to time in our filings with the Securities and Exchange Commission or in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2012 could cause our financial results, including our net income or loss or growth in net income or loss to differ materially from prior results, which in turn could, among other things, cause the price of our common stock to fluctuate substantially.

Overview

We are the leading marketer and producer of low-carbon renewable fuels in the Western United States.

We market all the ethanol produced by the Pacific Ethanol Plants, all the ethanol produced by two other ethanol producers in the Western United States and ethanol purchased from other third-party suppliers throughout the United States. We also market ethanol co-products for the Pacific Ethanol Plants, including WDG. In addition, we began producing and selling corn oil in June 2013.

We have extensive customer relationships throughout the Western United States. Our ethanol customers are integrated oil companies and gasoline marketers who blend ethanol into gasoline. We arrange for transportation, storage and delivery of ethanol purchased by our customers through our agreements with third-party service providers in the Western United States, primarily in California, Arizona, Nevada, Utah, Oregon, Colorado, Idaho and Washington. Our WDG customers are dairies and feedlots located near the Pacific Ethanol Plants. Our corn oil customers are poultry and biodiesel producers.

We have extensive supplier relationships throughout the Western and Midwestern United States. In some cases, we have marketing agreements with suppliers to market all of the output of their facilities.

We hold an 85% ownership interest in New PE Holdco which indirectly owns the Pacific Ethanol Plants through its ownership of the Plant Owners. We operate and maintain the Pacific Ethanol Plants under the terms of an asset management agreement with New PE Holdco and the Plant Owners. We also market ethanol and WDG produced by the Pacific Ethanol Plants under the terms of separate marketing agreements with the Plant Owners whose facilities are operational. In addition, we provide operations, maintenance and accounting services for a 250,000 gallon per year cellulosic integrated biorefinery owned by ZeaChem Inc. in Boardman, Oregon, which is adjacent to the Pacific Ethanol Columbia plant.

The Pacific Ethanol Plants are comprised of the four facilities described immediately below and have an aggregate annual production capacity of up to 200 million gallons. Three of the facilities are currently operational and one of the facilities is currently idled. As market conditions change, we may increase, decrease or idle production at one or more operational facilities or resume operations at any idled facility.

Facility Name	Facility Location	Estimated Annual Capacity (gallons)	Current Operating Status
Magic Valley	Burley, ID	60,000,000	Operating
Columbia	Boardman, OR	40,000,000	Operating
Stockton	Stockton, CA	60,000,000	Operating
Madera	Madera, CA	40,000,000	Idled

We earn fees as follows under our asset management and other agreements with New PE Holdco and the Plant Owners:

•	ethanol marketing fees of approximately 1% of the net sales price, but not less than $0.015 per gallon and not more than $0.0225 per gallon;
•	corn procurement and handling fees of $0.045 per bushel;
•	WDG fees of 5% of the third-party purchase price, but not less than $2.00 per ton and not more than $3.50 per ton; and
•	asset management fees of $75,000 per month for each operating facility and $40,000 per month for each idled facility.

We intend to advance our position as the leading marketer and producer of low-carbon renewable fuels in the Western United States, in part by expanding our relationships with customers and third-party ethanol producers to market higher volumes of ethanol and by expanding the market for ethanol by continuing to work with state governments to encourage the adoption of policies and standards that promote ethanol as a fuel additive and transportation fuel. Further, we may seek to provide management services for other third-party ethanol production facilities in the Western United States.

Current Initiatives and Outlook

Our ownership interest in the Pacific Ethanol Plants is now at 85%. At current production margins, the Pacific Ethanol Plants are operating profitably and contributing positively to our overall financial position. Our fourth quarter is a seasonally slow quarter, but we expect a continued increase in the demand for ethanol and a strong margin environment in 2014.

As noted above, we began producing corn oil at our Magic Valley facility in June 2013, allowing us to diversify our revenue and providing immediate incremental gross profit. We expect to begin producing corn oil in nominal amounts at our Stockton facility in the third quarter of 2013, and expect to produce corn oil in meaningful amounts at both facilities by the end of the fourth quarter of 2013. We are evaluating whether and when to implement corn oil production technology at the remaining two Pacific Ethanol Plants.

We continue to focus on increasing operating efficiencies and improving yields at the Pacific Ethanol Plants. To this end, we installed yield-enhancing CellunatorsTM technology at our Stockton facility, allowing us to increase yields by increasing available starch for conversion. This technology also may allow us to produce cellulosic corn ethanol.

The regulatory environment continues to support the long-term demand for renewable fuels. California’s Low-Carbon Fuel Standard requires refiners to reduce the carbon intensity of their fuels by 10% between 2011 and 2020, which we believe is an aggressive requirement that will necessitate a significant amount of low-carbon fuel to displace gasoline in the California fuel supply. We continue to reduce energy use at the Pacific Ethanol Plants to lower the carbon intensity of our ethanol. We believe that we have a significant advantage in the marketplace because we produce among the lowest-carbon ethanol commercially produced in the United States which enables us to capture a premium for ethanol we produce.

We also continue to diversify our feedstock by using a blend of corn and sorghum, which reduces feedstock costs and reduces the carbon output of ethanol we produce. The United States Department of Agriculture anticipates a record 2013-2014 corn crop, but we are uncertain how the new crop will affect our ethanol production and intend to operate the Pacific Ethanol Plants with flexibility in anticipation of the new crop.

Our 2013 strategic goals include further improving operating efficiencies at the Pacific Ethanol Plants; continuing to diversify our revenue and feedstock; and continuing to increase the value of our produced ethanol by further reducing its carbon intensity, all of which are directed at supporting sustained profitable growth.

Critical Accounting Policies

The preparation of our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America, requires us to make judgments and estimates that may have a significant impact upon the portrayal of our financial condition and results of operations. We believe that of our significant accounting policies, the following require estimates and assumptions that require complex, subjective judgments by management that can materially impact the portrayal of our financial condition and results of operations: revenue recognition; consolidation of variable interest entity; warrants and convertible notes carried at fair value; impairment of long-lived and intangible assets; and allowance for doubtful accounts. These significant accounting principles are more fully described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” in our Annual Report on Form 10-K for the year ended December 31, 2012.

Results of Operations

The following selected financial information should be read in conjunction with our consolidated financial statements and notes to our consolidated financial statements included elsewhere in this report, and the other sections of “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in this report.

Certain performance metrics that we believe are important indicators of our results of operations include:

	Three Months Ended June 30		Percentage	Six Months Ended June 30,		Percentage
	2013	2012	Variance	2013	2012	Variance
Production gallons sold (in millions)	36.8	37.2	(0.1)%	72.1	72.5	(0.6)%
Third party gallons sold (in millions)	64.4	79.4	(18.9)%	129.9	158.9	(18.3)%
Total gallons sold (in millions)	101.2	116.6	(13.2)%	202.0	231.4	(12.7)%
Average sales price per gallon	$2.79	$2.30	21.3%	$2.69	$2.32	16.0%
Corn cost per bushel – CBOT equivalent (1)	$6.55	$6.10	7.4%	$6.85	$6.28	9.1%
Co-product revenues as % of delivered cost of corn	27.6%	26.6%	3.8%	27.9%	25.6%	9.0%
Average CBOT ethanol price per gallon	$2.53	$2.14	18.2%	$2.47	$2.18	13.3%
Average CBOT corn price per bushel	$6.61	$6.18	7.0%	$6.88	$6.29	9.4%

(1)	We exclude transportation—or “basis”—costs in our corn costs to calculate a Chicago Board of Trade, or CBOT, equivalent price to compare our corn costs to average CBOT corn prices.

Net Sales, Cost of Goods Sold and Gross Profit (Loss)

The following table presents our net sales, cost of goods sold and gross profit (loss) in dollars and gross profit (loss) as a percentage of net sales (in thousands, except percentages):

	Three Months Ended June 30,		Variance in		Six Months Ended June 30,		Variance in
	2013	2012	Dollars	Percent	2013	2012	Dollars	Percent

Net sales	$233,808	$205,447	$28,361	13.8%	$459,267	$403,166	$56,101	13.9%
Cost of goods sold	226,843	210,347	16,496	7.8%	451,456	415,543	35,913	8.6%
Gross profit (loss)	$6,965	$(4,900)	$11,865	NM	$7,811	$(12,377)	$20,188	NM
Percentage of net sales	3.0%	(2.4)%			1.7%	(3.1)%

Net Sales

The increase in our net sales for the three and six months ended June 30, 2013 as compared to the same periods in 2012 was due to an increase in our average sales price per gallon, partially offset by a decrease in total gallons sold.

Our average sales price per gallon increased 21% to $2.79 and 16% to $2.69 for the three and six months ended June 30, 2013 from average sales prices per gallon of $2.30 and $2.32 for the same periods in 2012, respectively. The increases in our average sales price per gallon were primarily related to higher ethanol prices in the overall ethanol market, which were also generally reflected in increases in the average CBOT ethanol price per gallon for the comparable periods.

Our total volume of ethanol gallons sold decreased by 15.4 million gallons, or 13%, to 101.2 million gallons and by 29.4 million gallons, or 13%, to 202.0 million gallons for the three and six months ended June 30, 2013 as compared to 116.6 million gallons and 231.4 million gallons for the same periods in 2012, respectively. The overall decrease in our total volume of ethanol gallons sold is primarily attributable to a reduction in gallons sold through our third-party ethanol marketing arrangements, predominantly due to the expiration without renewal in May 2013 of our marketing arrangement with Front Range Energy, LLC.

Cost of Goods Sold and Gross Profit (Loss)

Our gross margin increased to a positive 3.0% for the three months ended June 30, 2013 from a negative 2.4% for the same period in 2012. Our gross profit (loss) increased to $7.0 million for the three months ended June 30, 2013 from a loss of $4.9 million for the same period in 2012. Our gross margin increased to positive 1.7% for the six months ended June 30, 2013 from negative 3.1% for the same period in 2012. Our gross profit (loss) increased to $7.8 million for the six months ended June 30, 2013 from a loss of $12.4 million for the same period in 2012. The increases in our gross margin and our gross profit for these periods were primarily due to significantly improved crush and commodity margins and higher production yields. Crush and commodity margins reflect ethanol and co-product sales prices relative to ethanol production inputs such as corn and natural gas.

Selling, General and Administrative Expenses

The following table presents our selling, general and administrative expenses, or SG&A, in dollars and as a percentage of net sales (in thousands, except percentages):

	Three Months Ended June 30,		Variance in		Six Months Ended June 30,		Variance in
	2013	2012	Dollars	Percent	2013	2012	Dollars	Percent
Selling, general and administrative expenses	$3,133	$3,124	$9	0.3%	$7,138	$6,502	$636	9.8%
Percentage of net sales	1.3%	1.5%			1.6%	1.6%

Our SG&A was flat in absolute dollars but decreased as a percentage of net sales for the three months ended June 30, 2013 as compared to the same period in 2012.

Our SG&A increased $0.6 million to $7.1 million for the six months ended June 30, 2013 as compared to $6.5 million for the same period in 2012, but remained flat for the periods as a percentage of net sales. The increase in SG&A is primarily due to the following factors:

•	an increase in professional fees of $0.5 million due to non-capitalized expenses associated with the issuance of our senior unsecured notes in January 2013;

•	an increase in other professional fees of $0.2 million due to expenses related to our special meeting of stockholders; and

•	an increase in noncash compensation expenses of $0.4 million due to new restricted stock awards to our employees and members of our board of directors during the period.

These increases were partially offset by a decrease in depreciation and amortization expenses of $0.3 million.

Fair Value Adjustments and Warrant Inducements

The following table presents our fair value adjustments and warrant inducements in dollars and as a percentage of net sales (in thousands, except percentages):

	Three Months Ended June 30,		Variance in		Six Months Ended June 30,		Variance in
	2013	2012	Dollars	Percent	2013	2012	Dollars	Percent
Fair value adjustments and warrant inducements	$1,437	$1,285	$152	11.8%	$745	$1,252	$(507)	(40.5)%
Percentage of net sales	0.6%	0.6%			0.2%	0.3%

We have issued warrants in various financing transactions since 2010. These warrants were recorded at fair value. We adjusted the warrants’ fair values and recorded aggregate adjustments reflecting gains of $1.4 million and $1.3 million for the three months ended June 30, 2013 and 2012, respectively. We adjusted the warrants’ fair values and recorded aggregate adjustments reflecting gains of $0.7 million and $1.3 million for the six months ended June 30, 2013 and 2012, respectively. These changes were primarily due to changes in our stock price as compared to the beginning of those periods.

In addition, for the three and six months ended June 30, 2013, we paid $0.8 million in cash to holders of certain warrants to induce them to exercise their warrants. The warrants had higher exercise prices than our stock price at the time. We recorded the $0.8 million payment as an additional expense.

Interest Expense, net

The following table presents our interest expense, net in dollars and as a percentage of net sales (in thousands, except percentages):

	Three Months Ended June 30,		Variance in		Six Months Ended June 30,		Variance in
	2013	2012	Dollars	Percent	2013	2012	Dollars	Percent
Interest expense, net	$3,972	$3,093	$879	28.4%	$7,453	$6,002	$1,451	24.2%
Percentage of net sales	1.7%	1.5%			1.6%	1.5%

Interest expense, net increased by $0.9 million to $4.0 million for the three months ended June 30, 2013 from $3.1 million for the same period in 2012. Interest expense, net increased by $1.5 million to $7.5 million for the six months ended June 30, 2013 from $6.0 million for the same period in 2012. The increase in interest expense, net for these periods is primarily due to increased average debt balances, in part resulting from the issuance of our senior unsecured notes in January 2013 and our convertible notes in March 2013. Proceeds from these issuances were used to repay certain higher interest rate bearing debt, reducing consolidated interest expense, which, however, was partially offset by an increase in amortization of debt discounts resulting from these issuances.

Gain (Loss) on Extinguishment of Debt

The following table presents our gain (loss) on extinguishment of debt in dollars and as a percentage of net sales (in thousands, except percentages):

	Three Months Ended June 30,		Variance in		Six Months Ended June 30,		Variance in
	2013	2012	Dollars	Percent	2013	2012	Dollars	Percent
Gain (loss) on extinguishment of debt	$(39)	$–	$(39)	NM	$778	$–	$778	NM
Percentage of net sales	–%	–%			0.2%	–%

For the three and six months ended June 30, 2013 and 2012, we extinguished New PE Holdco debt by paying cash in an amount equal to $0.9 million and $1.8 million, respectively, less than the amount of the debt, and as such, recorded a gain on extinguishment of debt. Further, we recorded a loss of $1.0 million related to conversions of our convertible notes into shares of our common stock at a discount to prevailing market prices.

Other Expense, net

The following table presents our other expense, net in dollars and as a percentage of net sales (in thousands, except percentages):

	Three Months Ended June 30,		Variance in		Six Months Ended June 30,		Variance in
	2013	2012	Dollars	Percent	2013	2012	Dollars	Percent
Other expense, net	$128	$200	$(72)	(36.0)%	$215	$394	$(179)	(45.4)%
Percentage of net sales	0.1%	0.1%			0.0%	0.1%

Other expense, net decreased by $0.1 million to $0.1 million for the three months ended June 30, 2013 from $0.2 million for the same period in 2012. Other expense, net decreased by $0.2 million to $0.2 million for the six months ended June 30, 2013 from $0.4 million for the same period in 2012. The decreases in other expense, net for these periods are primarily due to reductions in bank fees related to the Plant Owners’ debt.

Net (Income) Loss Attributed to Noncontrolling Interest in Variable Interest Entity

The following table presents the portion of our net (income) loss attributed to noncontrolling interest in variable interest entity in dollars and as a percentage of net sales (in thousands, except percentages):

	Three Months Ended June 30,		Variance in		Six Months Ended June 30,		Variance in
	2013	2012	Dollars	Percent	2013	2012	Dollars	Percent
Net (income) loss attributed to noncontrolling interest in variable interest entity	$(79)	$7,403	$(7,482)	NM	$1,069	$16,441	$(15,372)	(93.5)%
Percentage of net sales	0.0%	3.6%			0.2%	4.1%

Net (income) loss attributed to noncontrolling interest in variable interest entity relates to our consolidated treatment of New PE Holdco, a variable interest entity. For the three and six months ended June 30, 2013 and 2012, we consolidated the entire income statement of New PE Holdco. However, because we owned only 85% and 34% of New PE Holdco for the three months ended June 30, 2013 and 2012, respectively, we reduced our consolidated net loss for the noncontrolling interest, which was the ownership interest that we did not own. The decreases in net loss for the periods are due to the increase in our ownership interest in New PE Holdco and caused by the substantial increases in our gross profit for the periods, as discussed above, much of which was generated at the Pacific Ethanol Plant level.

Net Income (Loss) Attributed to Pacific Ethanol

The following table presents our net income (loss) attributed to Pacific Ethanol in dollars and as a percentage of net sales (in thousands, except percentages):

	Three Months Ended June 30,		Variance in		Six Months Ended June 30,		Variance in
	2013	2012	Dollars	Percent	2013	2012	Dollars	Percent
Net income (loss) attributed to Pacific Ethanol	$1,051	$(2,629)	$3,680	NM	$(4,403)	$(7,582)	$3,179	NM
Percentage of net sales	0.4%	(1.3)%			(1.0)%	(1.9)%

Net income (loss) attributed to Pacific Ethanol increased during the three and six months ended June 30, 2013 as compared to the same periods in 2012, primarily due to the substantial increases in our gross profit for the periods, as discussed above.

Preferred Stock Dividends and Income (Loss) Available to Common Stockholders

The following table presents our preferred stock dividends in dollars for our Series B Cumulative Convertible Preferred Stock, or Series B Preferred Stock, these preferred stock dividends as a percentage of net sales, and our income (loss) available to common stockholders in dollars and as a percentage of net sales (in thousands, except percentages):

	Three Months Ended June 30,		Variance in		Six Months Ended June 30,		Variance in
	2013	2012	Dollars	Percent	2013	2012	Dollars	Percent
Preferred stock dividends	$315	$315	$–	–%	$627	$630	$(3)	(0.5)%
Percentage of net sales	0.1%	0.2%			0.1%	0.2%
Income (loss) available to common stockholders	$736	$(2,944)	$3,680	NM	$(5,030)	$(8,212)	$3,182	NM
Percentage of net sales	0.3%	(1.4)%			(1.1)%	(2.0)%

Shares of our Series B Preferred Stock are entitled to quarterly cumulative dividends payable in arrears in an amount equal to 7% per annum of the purchase price per share of the Series B Preferred Stock. We accrued and paid cash dividends on our Series B Preferred Stock in the aggregate amount of $0.3 million for the three months ended June 30, 2013 and 2012, and $0.6 million for the six months ended June 30, 2013 and 2012.

Liquidity and Capital Resources

During the six months ended June 30, 2013, we funded our operations primarily from cash flow from operations, cash on hand, borrowings under our credit facilities and various capital raising transactions in which we raised gross proceeds of $38.0 million through the issuance of senior unsecured notes, unsecured subordinated convertible notes and in connection with the exercise of warrants. These funds were used to fund our operations, purchase Pacific Ethanol Plant debt of $27.1 million, make other debt related payments of $12.0 million and purchase additional ownership interests in New PE Holdco for $1.8 million.

Our current available capital resources consist of cash on hand and amounts available for borrowing under Kinergy’s credit facility. In addition, the Plant Owners have credit facilities for use in the operations of the Pacific Ethanol Plants. We expect that our future available capital resources will consist primarily of our remaining cash balances, amounts available for borrowing, if any, under Kinergy’s credit facility, cash generated from Kinergy’s ethanol marketing business, fees paid under our asset management agreement relating to our operation of the Pacific Ethanol Plants and distributions, if any, in respect of our ownership interest in New PE Holdco.

We believe that current and future available capital resources, revenues generated from operations, and other existing sources of liquidity, including our credit facilities, will be adequate to meet our anticipated working capital and capital expenditure requirements for at least the next twelve months. If, however, our capital requirements or cash flow vary materially from our current projections, if crush and commodity margins, which reflect ethanol and co-product sales prices relative to ethanol production inputs such as corn and natural gas, decline in any material respect, or if other unforeseen circumstances occur, we may require additional financing. We also may require additional capital to restart our Madera, California facility. Our failure to raise capital, if needed, could restrict our growth or hinder our ability to compete.

Quantitative Quarter-End Liquidity Status

We believe that the following amounts provide insight into our liquidity and capital resources. The following selected financial information should be read in conjunction with our consolidated financial statements and notes to consolidated financial statements included elsewhere in this report, and the other sections of “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in this report (dollars in thousands):

	June 30, 2013	December 31, 2012	Variance
Cash and cash equivalents	$6,983	$7,586	(7.9)%
Current assets	$71,435	$57,432	24.4%
Current liabilities	$20,894	$12,415	68.3%
Current portion – long-term debt	$6,405	$4,029	59.0%
Notes payable, noncurrent portion	$113,188	$117,253	(3.5)%
Total liabilities of variable interest entity	$114,853	$105,315	9.1%
Working capital	$50,541	$45,017	12.3%
Working capital ratio	3.42	4.63	(26.1)%

Change in Working Capital and Cash Flows

Working capital increased to $50.5 million at June 30, 2013 from $45.0 million at December 31, 2012 primarily as a result of an increase in current assets of $14.0 million, which was partially offset by an increase in current liabilities of $8.5 million.

Current assets increased primarily due to increases in accounts receivable, net of $10.1 million, inventories of $2.9 million and prepaid inventory of $0.9 million, all of which were associated with higher net sales for the period, and which were partially offset by decreases in cash and cash equivalents of $0.6 million. Current liabilities increased primarily due to increases in trade accounts payable of $5.5 million, which was associated with higher net sales for the period, and current portion of long-term debt of $2.4 million and accrued liabilities of $0.6 million.

Cash used in operating activities of $3.7 million resulted primarily from a consolidated net loss of $5.5 million and increases in accounts receivable of $10.3 million, inventories of $2.9 million, fair value adjustments and warrant inducements of $1.5 million and gain on extinguishment of debt, partially offset by depreciation and amortization of $6.0 million, increases in accounts payable and accrued expenses of $5.0 million and interest expense added to the Plant Owners’ debt of $4.6 million.

Cash used in investing activities of $2.8 million resulted from a purchase of additional New PE Holdco ownership interests for $1.8 million and additions to property and equipment of $1.0 million.

Cash provided by financing activities of $5.9 million resulted from proceeds from the issuance of senior unsecured notes and convertible notes in the aggregate of $36.2 million, proceeds from exercises of warrants of $2.1 million and proceeds from borrowings of $7.1 million, partially offset by purchases of the Plant Owners’ debt of $25.3 million, principal payments on senior notes and Plant Owners’ borrowings of $12.0 million, debt issuance costs of $1.6 million and cash payment of dividends in respect of our Series B Preferred Stock of $0.6 million.

Kinergy Operating Line of Credit

Kinergy maintains an operating line of credit for an aggregate amount of up to $30.0 million, with an optional accordion feature for up to an additional $10.0 million. The credit facility expires on December 31, 2015. Interest accrues under the credit facility at a rate equal to (i) the three-month London Interbank Offered Rate (“LIBOR”), plus (ii) a specified applicable margin ranging between 2.50% and 3.50%. The credit facility’s monthly unused line fee is 0.50% of the amount by which the maximum credit under the facility exceeds the average daily principal balance. Payments that may be made by Kinergy to Pacific Ethanol as reimbursement for management and other services provided by Pacific Ethanol to Kinergy are limited under the terms of the credit facility to $0.9 million per fiscal quarter in 2013, $1.0 million per fiscal quarter in 2014 and $1.1 million per fiscal quarter in 2015.

The credit facility also includes the accounts receivable of Pacific Ag. Products, LLC, one of our indirect wholly-owned subsidiaries, or PAP, as additional collateral. Payments that may be made by PAP to Pacific Ethanol as reimbursement for management and other services provided by Pacific Ethanol to PAP are limited under the terms of the credit facility to the extent that quarterly payments would result in PAP recording less than $0.1 million of net income in the quarter.

For the quarter ending June 30, 2012 and each quarter thereafter, Kinergy and PAP are collectively required to generate aggregate earnings before interest, taxes, depreciation and amortization, or EBITDA, of $450,000 for the quarter and aggregate EBITDA of $1.1 million for each two consecutive quarters. These amounts are required through December 31, 2013. In 2014, the required EBITDA amounts increase to $0.5 million per quarter and $1.3 million for each two consecutive quarters. Further, for all monthly periods, Kinergy and PAP must collectively maintain a fixed charge coverage ratio (calculated as a twelve-month rolling EBITDA divided by the sum of interest expense, capital expenditures, principal payments of indebtedness, indebtedness from capital leases and taxes paid during such twelve-month rolling period) of at least 2.0 and are prohibited from incurring any additional indebtedness (other than specific intercompany indebtedness) or making any capital expenditures in excess of $0.1 million absent the lender’s prior consent. Kinergy and PAP’s obligations under the credit facility are secured by a first-priority security interest in all of their assets in favor of the lender.

The following table summarizes Kinergy’s financial covenants and actual results for the periods presented (dollars in thousands):

	Three Months Ended June 30,		Years Ended December 31,
	2013	2012	2012	2011

EBITDA Requirement – Three Months	$450	$450	$450	N/A
Actual	$1,231	$929	$1,165	N/A
Excess	$781	$479	$715	N/A

EBITDA Requirement – Six Months	$1,100	$1,100	$1,100	$800
Actual	$3,997	$1,569	$3,282	$858
Excess	$2,897	$469	$2,182	$58

Fixed Charge Coverage Ratio Requirement	2.00	2.00	2.00	2.00
Actual	19.00	2.43	8.84	4.26
Excess	17.00	0.43	6.84	2.26

Pacific Ethanol has guaranteed all of Kinergy’s obligations under the credit facility. As of June 30, 2013, Kinergy had an available borrowing base under the credit facility of $5.9 million and an outstanding balance of $22.8 million.

Plant Owners’ Term Debt and Operating Lines of Credit

The Plant Owners’ debt as of June 30, 2013 consisted of a $32.5 million tranche A-1 term loan, a $26.3 million tranche A-2 term loan and a $35.4 million revolving credit facility. The term and revolving debt require monthly interest payments at a floating rate equal to the three-month LIBOR or the Prime Rate of interest, at the Plant Owners’ election, plus 10.0%. At June 30, 2013, the interest rate was approximately 13.25%. Repayments of principal are based on available free cash flow of the borrower, until maturity, when all principal amounts are due.

From July 13, 2012 through March 31, 2013, the Plant Owners entered into transactions which amended the term and revolving debt and extended the maturity dates of the combined term loans and revolving debt from June 25, 2013 to June 30, 2016.

Monthly interest payments due to certain lenders on both the term and revolving debt was deferred and added to the principal amount of the loans. As of June 30, 2013, the extended principal balances above include $8.1 million of accrued interest that was deferred by the Plant Owners.

New Operating Line of Credit

On October 29, 2012, the Plant Owners entered into a new revolving credit facility that provides for up to an additional $10.0 million. The Plant Owners may request increases in the amount of the facility in increments of not less than $1.0 million, up to a maximum additional credit limit of $5.0 million. The Plant Owners have the right at any time, and from time to time, but subject to limitations imposed by an intercreditor agreement, to prepay in whole or in part the revolving loans and tranche A-1 loans (and the tranche A-2 loans following the payment in full of the revolving loans and tranche A-1 loans). However, in the event of any prepayment of the tranche A-1 loans that have a maturity date of June 30, 2016, the Plant Owners must pay a premium equal to the present value of all interest payments that would have accrued from the date of such payment through June 30, 2016, calculated using a discount rate, applied quarterly, equal to the Treasury Rate as of such prepayment date plus 50 basis points. The credit agreement also provides for mandatory prepayments in connection with certain customary events, including any sale of material assets; however, certain mandatory prepayments are not subject to the prepayment premium. On January 4, 2013, the Plant Owners entered into an amendment to the new revolving credit facility and extended the maturity date of the facility from June 25, 2013 to June 25, 2015. On March 28, 2013, the lenders approved $5.0 million in additional availability for a maximum total credit limit of $15.0 million under the facility. As of June 30, 2013, the Plant Owners had unused availability under the new revolving credit facility of $8.0 million.

All of the term loans and revolving credit facilities represent permanent financing and are secured by a perfected, first-priority security interest in all of the assets, including inventories and all rights, title and interest in all tangible and intangible assets, of the Plant Owners. The Plant Owners’ creditors do not have recourse to Pacific Ethanol, Inc.

Pacific Ethanol Debt

Senior Unsecured Notes

On January 11, 2013 we issued and sold $22.2 million in aggregate principal amount of senior unsecured notes and warrants to purchase an aggregate of 1.7 million shares of our common stock for aggregate gross proceeds of $22.2 million. The warrants have an exercise price of $7.41 per share and expire in January 2018. The notes mature on March 30, 2016 and bear interest at the rate of 5% per annum, subject to adjustment. If the aggregate outstanding principal balance of the January 2013 Notes is not less than $10.8 million by January 15, 2014, the interest rate will increase commencing on January 15, 2014 by 1% per annum on each of January 15, April 15, July 15 and October 15 until the aggregate outstanding principal balance of the January 2013 Notes is less than $10.8 million. If we issue equity or equity-linked securities, conduct certain sales of assets or incur certain indebtedness, then we will be obligated to prepay the January notes using all net cash proceeds from the transaction, provided that any proceeds received in connection with an equity-linked issuance must be used to either prepay the notes or purchase certain outstanding debt issued by the Plant Owners. Interest on the notes is payable in cash in arrears on the fifteenth day of each month beginning on March 15, 2013. Subject to the satisfaction of certain equity conditions, at our option, we may elect to pay interest due and payable in shares of our common stock, provided that the interest rate applicable to any outstanding amounts we pay in shares of common stock will increase by 2% per annum from the then applicable interest rate for the period for which such interest is paid. The number of shares to be issued for any particular interest payment equals the quotient of (x) the amount of interest payable (assuming payment in shares), divided by (y) the product of (i) the weighted average price of our common stock for the thirty trading days immediately preceding (but excluding) the payment due date, and (ii) 0.95. During the six months ended June 30, 2013, we made principal payments on our January 2013 Notes of $4.4 million.

Series A and B Notes

On March 28, 2013, we issued $6.0 million in Series A Subordinated Convertible Notes, or Series A Notes, and warrants to purchase an aggregate of 1.8 million shares of our common stock for aggregate gross proceeds of $6.0 million. The warrants have an exercise price of $7.80 per share. Of the warrants issued in the transaction, warrants to purchase 0.8 million shares of common stock expire in March 2015 and warrants to purchase 1.0 million shares of common stock expire in June 2015. On June 21, 2013, we issued $8.0 million in Series B Subordinated Convertible Notes, or Series B Notes, for aggregate gross proceeds of $8.0 million.

Unless converted or redeemed earlier, the Series A and B Notes will mature on March 28, 2014. The Series A and B Notes bear interest at 5% per annum, compounded monthly. All amounts due under the Series A and B Notes are convertible at any time, in whole or in part, at the option of the holders into shares of our common stock at a conversion price, or Fixed Conversion Price, which is subject to adjustment as described below.

The Series A and B Notes are initially convertible into shares of our common stock at the initial Fixed Conversion Price of $15.00 per share. If we sell or issue any securities with “floating” conversion prices based on the market price of our common stock, the holder of a Series A or B Note will have the right thereafter to substitute the “floating” conversion price for the Fixed Conversion Price upon conversion of all or part of the Series A or B Note.

Amortization payments, together with accrued and unpaid interest on the Series A and B Notes, are payable on monthly installment dates. On or prior to the tenth calendar day before each installment date, we are required to deliver a notice electing to effect a redemption in cash or a conversion of the installment amount due on the installment date into shares of our common stock. Our ability to pay an installment amount in shares of our common stock is subject to numerous equity conditions, the failure of any of which, unless waived, will require that we pay an installment amount solely in cash. On the applicable installment date, we are required to deliver to the holders of the Series A and B Notes an amount of shares of common stock equal to that portion of the installment amount being converted divided by the lesser of the then existing Fixed Conversion Price and 85% of the Market Price on the installment date, or the Company Conversion Price. The Market Price on any given date is equal to the lesser of (i) the volume weighted average price on the trading day immediately preceding the date of determination, and (ii) the average of the three lowest volume weighted average prices during the ten trading day period ending on the trading day immediately prior to the date of determination.

The holder of a Series A or B Note may, at the holder’s election by giving notice to us, defer the payment of the installment amount due on any installment date to another installment date, in which case the amount deferred will become part of the subsequent installment date and will continue to accrue interest.

On any day during the period commencing on an installment date and ending on the trading day prior to the next installment date, the holder of a Series A or B Note may, at its election, convert the installment amounts due on up to four future installment dates at the Company Conversion Price in effect on the current installment date, provided that if we had elected to convert the installment amount due on the current installment date, the holder may only convert up to three future installment amounts. Upon the occurrence of certain events of default, there will be no limitation on the number of installment amounts that the holder may accelerate and the Company Conversion Price applicable to conversions made pursuant to this acceleration feature will equal the lesser of (i) the Company Conversion Price on the current installment date, (ii) 85% of the Market Price (as defined below), and (iii) the Fixed Conversion Price then in effect.

Note Payable to Related Party

We had a note payable to our Chief Executive Officer totaling $0.8 million as of March 31, 2013. On February 7, 2013, the maturity date was extended to March 31, 2014.

Effects of Inflation

The impact of inflation was not significant to our financial condition or results of operations for the three and six months ended June 30, 2013 and 2012.

Impact of New Accounting Pronouncements

None.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Not applicable.

ITEM 4. CONTROLS AND PROCEDURES.

Evaluation of Disclosure Controls and Procedures

We conducted an evaluation under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures. The term “disclosure controls and procedures,” as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended, or Exchange Act, means controls and other procedures of a company that are designed to ensure that information required to be disclosed by the company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission’s rules and forms. Disclosure controls and procedures also include, without limitation, controls and procedures designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate, to allow timely decisions regarding required disclosure. Based on this evaluation, our Chief Executive Officer and Chief Financial Officer concluded as of June 30, 2013 that our disclosure controls and procedures were effective at a reasonable assurance level.

Changes in Internal Control over Financial Reporting

There were no changes during the most recently completed fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act.

Inherent Limitations on the Effectiveness of Controls

Management does not expect that our disclosure controls and procedures or our internal control over financial reporting will prevent or detect all errors and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control systems are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in a cost-effective control system, no evaluation of internal control over financial reporting can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud, if any, have been or will be detected.

These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of a simple error or mistake. Controls can also be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. The design of any system of controls is based in part on certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Projections of any evaluation of controls effectiveness to future periods are subject to risks. Over time, controls may become inadequate because of changes in conditions or deterioration in the degree of compliance with policies or procedures.

PART II - OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS.

We are subject to legal proceedings, claims and litigation arising in the ordinary course of business. While the amounts claimed may be substantial, the ultimate liability cannot presently be determined because of considerable uncertainties that exist. Therefore, it is possible that the outcome of those legal proceedings, claims and litigation could adversely affect our quarterly or annual operating results or cash flows when resolved in a future period. However, based on facts currently available, management believes such matters will not adversely affect in any material respect our financial position, results of operations or cash flows.

On May 24, 2013, GS CleanTech Corporation, or GS CleanTech, filed a suit in the United States District Court for the Eastern District of California, Sacramento Division (Case No.: 2:13-CV-01042-JAM-AC), naming Pacific Ethanol, Inc. as a defendant. The suit alleges infringement of a patent assigned to GS CleanTech by virtue of certain corn oil separation technology in use at one or more of the ethanol production facilities in which we have an interest, including Pacific Ethanol Stockton, LLC, located in Stockton, California. The complaint seeks preliminary and permanent injunctions against us, prohibiting future infringement on the patent owned by GS CleanTech and damages in an unspecified amount adequate to compensate GS CleanTech for the alleged patent infringement, but in any event no less than a reasonable royalty for the use made of the inventions of the patent, plus attorney’s fees. We, however, do not use any corn oil separation technology and therefore will be asking the court to dismiss us from the suit. Further, although one of our majority-owned subsidiaries does separate and market corn oil, we and our majority-owned subsidiaries strongly disagree that any of the subsidiaries use corn oil separation technology that infringes the patent owned by GS CleanTech. We have since answered the complaint and counterclaimed that the patent claims at issue are invalid and that we are not infringing.

ITEM 1A. RISK FACTORS.

In addition to the other information set forth in this report, you should carefully consider the factors discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, which could materially affect our business, financial condition and results of operations.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

Unregistered Sales of Equity Securities

None.

Dividends

Our current and future debt financing arrangements may limit or prevent cash distributions from our subsidiaries to us, depending upon the achievement of specified financial and other operating conditions and our ability to properly service our debt, thereby limiting or preventing us from paying cash dividends.

For each of the three and six months ended June 30, 2013 and 2012, we declared and paid in cash an aggregate of $0.3 million and $0.6 million, respectively, in dividends on our Series B Preferred Stock. We have never declared or paid cash dividends on our common stock and do not currently intend to pay cash dividends on our common stock in the foreseeable future. We currently anticipate that we will retain any earnings for use in the continued development of our business. The holders of our outstanding Series B Preferred Stock are entitled to dividends of 7% per annum, payable quarterly. Accumulated and unpaid dividends in respect of our Series B Preferred Stock must be paid prior to the payment of any dividends in respect of our common stock.

On July 26, 2013, we entered into an agreement with the holders of our Series B Preferred Stock under which we issued 0.2 million shares of our common stock in payment of $0.7 million of the $5.1 million of accrued and unpaid dividends at that time. In addition, the holders of our Series B Preferred Stock agreed to forbear from exercising any rights they may have with respect to the accrued and unpaid dividends until December 31, 2014, provided we remain current in the payment of future dividends.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES.

Not applicable.

ITEM 4. MINE SAFETY DISCLOSURES.

Not applicable.

ITEM 5. OTHER INFORMATION.

None.

ITEM 6. EXHIBITS.

Exhibit Number	Description
3.1	Certificate of Incorporation (*)
3.2	Certificate of Designations, Powers, Preferences and Rights of the Series A Cumulative Redeemable Convertible Preferred Stock (*)
3.3	Certificate of Designations, Powers, Preferences and Rights of the Series B Cumulative Convertible Preferred Stock (*)
3.4	Certificate of Amendment to Certificate of Incorporation dated June 3, 2010 (*)
3.5	Certificate of Amendment to Certificate of Incorporation effective June 8, 2011 (*)
3.6	Certificate of Amendment to Certificate of Incorporation effective May 14, 2013 (*)
10.1	2006 Stock Incentive Plan (as amended through June 18, 2013) (1)
10.2	Form of Series B Notes dated June 20, 2013 (#) (2)
10.3	Form of Second Supplemental Indenture dated June 20, 3013 (#) (2)
10.4	Agreement for Purchase and Sale of Loans and Units dated June 21, 2013 by and among Nordkap AG, NKPacific, LLC and Pacific Ethanol, Inc. (3)
31.1	Certifications Required by Rule 13a-14(a) of the Securities Exchange Act of 1934, as amended, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (*)
31.2	Certifications Required by Rule 13a-14(a) of the Securities Exchange Act of 1934, as amended, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (*)
32.1	Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (*)
101.INS	XBRL Instance Document (*)(**)
101.SCH	XBRL Taxonomy Extension Schema (*)(**)
101.CAL	XBRL Taxonomy Extension Calculation Linkbase (*)(**)
101.DEF	XBRL Taxonomy Extension Definition Linkbase (*)(**)
101.LAB	XBRL Taxonomy Extension Label Linkbase (*)(**)
101.PRE	XBRL Taxonomy Extension Presentation Linkbase (*)(**)

____________________

(*)	Filed herewith.
(**)	Pursuant to applicable securities laws and regulations, we are deemed to have complied with the reporting obligation relating to the submission of interactive data files in such exhibits and are not subject to liability under any anti-fraud provisions of the federal securities laws as long as we have made a good faith attempt to comply with the submission requirements and promptly amend the interactive data files after becoming aware that the interactive data files fail to comply with the submission requirements. Users of this data are advised that, pursuant to Rule 406T, these interactive data files are deemed not filed and otherwise are not subject to liability.
(#)	Certain of the agreements filed as exhibits to this report contain representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.
(1)	Filed as an exhibit to the Registrant’s registration statement on Form S-8 (333-189478) filed with the Securities and Exchange Commission on June 20, 2013.
(2)	Filed as an exhibit to the Registrant’s current report on Form 8-K for March 28, 2013 filed with the Securities and Exchange Commission on March 28, 2013.
(3)	Filed as an exhibit to the Registrant’s current report on Form 8-K for June 20, 2013 filed with the Securities and Exchange Commission on June 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC ETHANOL, INC.

Dated: August 7, 2013	By:	/s/ Bryon T. McGregor
Bryon T. McGregor
Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBITS FILED WITH THIS REPORT

Exhibit Number	Description
3.1	Certificate of Incorporation
3.2	Certificate of Designations, Powers, Preferences and Rights of the Series A Cumulative Redeemable Convertible Preferred Stock
3.3	Certificate of Designations, Powers, Preferences and Rights of the Series B Cumulative Convertible Preferred Stock
3.4	Certificate of Amendment to Certificate of Incorporation dated June 3, 2010
3.5	Certificate of Amendment to Certificate of Incorporation effective June 8, 2011
3.6	Certificate of Amendment to Certificate of Incorporation effective May 14, 2013
31.1	Certification Required by Rule 13a-14(a) of the Securities Exchange Act of 1934, as amended, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification Required by Rule 13a-14(a) of the Securities Exchange Act of 1934, as amended, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
101.INS	XBRL Instance Document (*)
101.SCH	XBRL Taxonomy Extension Schema (*)
101.CAL	XBRL Taxonomy Extension Calculation Linkbase (*)
101.DEF	XBRL Taxonomy Extension Definition Linkbase (*)
101.LAB	XBRL Taxonomy Extension Label Linkbase (*)
101.PRE	XBRL Taxonomy Extension Presentation Linkbase (*)

____________________

(*) Pursuant to applicable securities laws and regulations, we are deemed to have complied with the reporting obligation relating to the submission of interactive data files in such exhibits and are not subject to liability under any anti-fraud provisions of the federal securities laws as long as we have made a good faith attempt to comply with the submission requirements and promptly amend the interactive data files after becoming aware that the interactive data files fail to comply with the submission requirements. Users of this data are advised that, pursuant to Rule 406T, these interactive data files are deemed not filed and otherwise are not subject to liability.

Exhibit 3.1

State of Delaware

Secretary of State

Division of Corporations

Delivered 06:27 PM 02/28/2005

Filed 06:27 PM 02/28/2005

SRV 050169353 - 3877538 FILE

CERTIFICATE OF INCORPORATION

OF

PACIFIC ETHANOL, INC.,

A DELAWARE CORPORATION

FIRST: The name of the corporation is:

PACIFIC ETHANOL, INC.

SECOND: The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the corporation at such location is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The corporation is authorized to issue one class of capital stock to be designated "Common Stock" and another class of capital stock to be designated "Preferred Stock." The total number of shares of Common Stock that the corporation is authorized to issue is one hundred million (100,000,000), with a par value of $.001 per share. The total number of shares of Preferred Stock that the corporation is authorized to issue is ten million (10,000,000) with a par value of $.001 per share.

Except as otherwise provided by law, the shares of stock of the corporation, regardless of class, may be issued by the corporation from time to time in such amounts, for such consideration and for such corporate purposes as the board of directors may from time to time determine. A description of the different classes and series of the corporation's capital stock and a statement of the designations and the relative rights, preferences and limitations of the shares of each class and series of capital stock are as follows:

COMMON STOCK. Except as otherwise provided by the General Corporation Law of the State of Delaware or in this Article FOURTH (or in any certificate of designation establishing a series of Preferred Stock), the holders of Common Stock shall exclusively possess all voting power of the corporation. Each share of Common Stock shall be equal in all respects to every other share of Common Stock. Each holder of record of issued and outstanding Common Stock shall be entitled to one (1) vote on all matters for each share so held. Subject to the rights and preferences, if any, of the holders of Preferred Stock, each issued and outstanding share of Common Stock shall entitle the record holder thereof to receive dividends and distributions out of funds legally available therefor, when, as and if declared by the board of directors, in such amounts and at such times, if any, as the board of directors shall determine, ratably in proportion to the number of shares of Common Stock held by each such record holder. Upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, after there shall have been paid to or set aside for the holders of any class of capital stock having preference over the Common Stock in such circumstances the full preferential amounts to which they are respectively entitled, the holders of the Common Stock, and of any class or series of capital stock entitled to participate in whole or in part therewith as to the distribution of assets, shall be entitled, after payment or provision for the payment of all debts and liabilities of the corporation, to receive the remaining assets of the corporation available for distribution, in cash or in kind, ratably in proportion to the number of shares of Common Stock held by each such holder.

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PREFERRED STOCK. The board of directors is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of Preferred Stock in one or more series and to fix and state the voting powers, designations, preferences and relative participating, optional or other special rights of the shares of each series and the qualifications, limitations and restrictions thereof, including, but not limited to, determination of one or more of the following:

(i) the distinctive designations of each such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the board of directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by the board of directors;

(ii) the annual rate or amount of dividends payable on shares of such series, whether such dividends shall be cumulative or non-cumulative, the conditions upon which and the dates when such dividends shall be payable, the date from which dividends on cumulative series shall accrue and be cumulative on all shares of such series issued prior to the payment date for the first dividend of such series, the relative rights of priority, if any, of payment of dividends on the shares of that series, and the participating or other special rights, if any, with respect to such dividends;

(iii) whether such series will have any voting rights in addition to those prescribed by law and, if so, the terms and conditions of the exercise of such voting rights;

(iv) whether the shares of such series will be redeemable or callable and, if so, the prices at which, and the terms and conditions on which, such shares may be redeemed or called, which prices may vary under different conditions and at different redemption or call dates;

(v) the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of such series;

(vi) whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

(vii) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock of the corporation, and if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms of such conversion or exchange;

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(viii) whether the shares of such series that are redeemed or converted shall have the status of authorized but unissued shares of Preferred Stock and whether such shares may be reissued as shares of the same or any other series of stock;

(ix) the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the corporation, or any subsidiary thereof, of, the Common Stock or any other class (or other series of the same class) ranking junior to the shares of such series as to dividends or upon liquidation, dissolution or winding up of the corporation; and

(x) the conditions and restrictions, if any, on the creation of indebtedness of the corporation, or any subsidiary thereof, or on the issue of any additional stock ranking on parity with or prior to the shares of such series as to dividends or upon liquidation, dissolution or winding up of the corporation.

All shares within each series of Preferred Stock shall be alike in every particular, except with respect to the dates from which dividends, if any, shall commence to accrue.

FIFTH: The number of directors which constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors in accordance with the Bylaws of the corporation. Except as otherwise required by the General Corporation Law of the State of Delaware, (i) newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director; (ii) any director elected in accordance with the preceding clause (i) shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified; and (iii) no decreased in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. The manner by which a director of the corporation may be removed from office shall be as provided in the Bylaws of the corporation. Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the corporation. Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

SIXTH: The corporation may, to the fullest extent to which it is empowered to do so and under the circumstances permitted by the General Corporation Law of the State of Delaware or any other applicable laws, as they may from time to time be in effect, indemnify any person who was made or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the specific request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan), against all expenses (including attorneys' fees), judgments, fines and amounts incurred by him or her in connection with such action, suit or proceeding, and may take such steps as may be deemed appropriate by the board of directors, including purchasing and maintain insurance, entering into contracts (including, without limitation, contracts of indemnification between the corporation and its directors and officers), creating a trust fund, granting security interests or using other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect such indemnification.

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SEVENTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or as it may hereafter by amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, that in no event will the liability of any director of this corporation be eliminated or otherwise limited (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

Any repeal or modification of the foregoing paragraph, or the adoption of any provision of this certificate of incorporation inconsistent with the foregoing paragraph, shall not eliminate, reduce or otherwise adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification in respect of any matter occurring, or any cause of action, suit or proceeding that, but for the foregoing paragraph, would accrue or arise, prior to such repeal, modification or adoption of an inconsistent provision.

EIGHTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon the stockholders herein are granted pursuant to this reservation.

NINTH: The corporation is to have perpetual existence.

TENTH: Meetings of the stockholders of the corporation may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the Bylaws) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

ELEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation unless and to the extent the General Corporation Law of the State of Delaware shall provide otherwise.

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TWELFTH: The name and address of the sole incorporator of the corporation is:

Larry A. Cerutti

611 Anton Boulevard, 14th Floor

Costa Mesa, CA 92626

THIRTEENTH: The provisions of Section 203 of the General Corporation Law of the State of Delaware shall be applicable to this corporation.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 28th day of February, 2005.

By: /S/ LARRY A. CERUTTI

       Larry A. Cerutti, Sole Incorporator

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Exhibit 3.2

CERTIFICATE OF DESIGNATIONS,

POWERS, PREFERENCES AND RIGHTS OF THE SERIES A

CUMULATIVE REDEEMABLE CONVERTIBLE PREFERRED STOCK

OF

PACIFIC ETHANOL, INC.

PURSUANT TO SECTION 151 OF THE

DELAWARE GENERAL CORPORATION LAW

Pacific Ethanol, Inc. (the "CORPORATION"), organized and existing under the laws of the State of Delaware, does, by its Chief Operating Officer and under its corporate seal, hereby certify that pursuant to the authority contained in Article Fourth of its Certificate of Incorporation and in accordance with the provisions of Section 151 of the Delaware General Corporation Law, its Board of Directors has adopted the following resolution creating the following classes and series of the Corporation's Preferred Stock and determining the voting powers, designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of such classes and series:

RESOLVED, that, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation (the "CERTIFICATE OF INCORPORATION"), there is hereby created the following series of Preferred Stock:

•	7,000,000 shares shall be designated Series A Cumulative Redeemable Convertible Preferred Stock, par value $0.001 per share (the "SERIES A PREFERRED STOCK").

The designations, powers, preferences, and rights and the qualifications, limitations and restrictions of the Series A Preferred Stock in addition to those set forth in the Certificate of Incorporation shall be as follows:

Section 1. DESIGNATION AND AMOUNT. 7,000,000 shares of the unissued preferred stock of the Corporation shall be designated as Series A Cumulative Redeemable Convertible Preferred Stock, par value $.001 per share. The Series A Preferred Stock shall be issued in accordance with the Purchase Agreement at a purchase price of $16.00 per share (the "SERIES A ISSUE PRICE").

Section 2. RANK. The Series A Preferred Stock shall rank: (i) subject to the requirements of Section 7, junior to any other class or series of capital stock of the Corporation hereafter created specifically ranking as to dividend rights, redemption rights, liquidation preference and other rights senior to the Series A Preferred Stock (the "SENIOR SECURITIES"); (ii) senior to all of the Corporation's common stock, par value $0.001 per share (the "COMMON STOCK"); (iii) senior to any class or series of capital stock of the Corporation hereafter created not specifically ranking as to dividend rights, redemption rights, liquidation preference and other rights senior to or on parity with any Series A Preferred Stock of whatever subdivision (collectively, with the Common Stock, the "JUNIOR SECURITIES"); and (iv) subject to the requirements of Section 7, on a parity with any class or series of capital stock of the Corporation hereafter created specifically ranking as to dividend rights, redemption rights, liquidation preference and other rights on a parity with the Series A Preferred Stock (the "PARITY SECURITIES").

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Section 3. DIVIDENDS. (a) So long as shares of Series A Preferred Stock remain outstanding, the holders of each share of the Series A Preferred Stock shall be entitled, from and after the date of issuance of such share, to receive, and shall be paid quarterly in arrears (beginning on the last day of the calendar quarter following the date of the initial issuance of Series A Preferred Stock) in cash out of funds legally available therefor, cumulative dividends, of an amount equal to 5.00% of the Series A Issue Price per share (as adjusted for any stock dividends, stock splits, combinations, recapitalizations involving equity securities of the Corporation, reclassifications or other similar events involving a change with respect to the Series A Preferred Stock) per annum with respect to each share of the Series A Preferred Stock; PROVIDED, HOWEVER, that such dividend may, at the option of the Corporation, be paid to the holders of Series A Preferred Stock in shares of the Series A Preferred Stock valued at the Series A Issue Price (as adjusted for any stock dividends, stock splits, combinations, recapitalizations involving equity securities of the Corporation, reclassifications or other similar events involving a change with respect to the Series A Preferred Stock). The holders of shares of Series A Preferred Stock shall be entitled to receive such dividends immediately after the payment of any dividends to Senior Securities required by the Corporation's Certificate of Incorporation, as amended or amended and restated and in effect, including for this purpose any certificate(s) of designation (the "CHARTER"), prior and in preference to any dividends paid to Junior Securities but in parity with any distribution to the holders of Parity Securities.

(b) In case the Corporation shall at any time or from time to time declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its subsidiaries by way of a dividend, distribution or spin-off) on its Common Stock, other than (i) a distribution made in compliance with the provisions of Section 4 or (ii) a dividend or distribution made in Common Stock, the holders of the Series A Preferred Stock shall be entitled to receive from the Corporation with respect to each share of Series A Preferred Stock held, any dividend or distribution that would be received by a holder of the number of shares (including fractional shares) of Common Stock into which such Series A Preferred Stock is convertible on the record date for such dividend or distribution, with fractional shares of Common Stock deemed to be entitled to the corresponding fraction of any dividend or distribution that would be received by a whole share. Any such dividend or distribution shall be declared, ordered, paid and made at the same time such dividend or distribution is declared, ordered, paid and made on the Common Stock. No dividend or distribution shall be declared, ordered, paid or made on the Common Stock unless the dividend or distribution on the Series A Preferred Stock provided for by this paragraph shall be declared, ordered, paid or made at the same time.

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Section 4. LIQUIDATION PREFERENCE.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, immediately after any distributions to Senior Securities required by the Charter, and prior and in preference to any distribution to Junior Securities but in parity with any distribution to the holders of Parity Securities, an amount per share equal to the sum of the Series A Issue Price (as adjusted for any stock splits, combinations, recapitalizations involving equity securities of the Corporation, reclassifications of other similar events involving a change with respect to the Series A Preferred Stock) and any accrued but unpaid dividends on the Series A Preferred Stock. If upon the occurrence of such event, and after the payment in full of the preferential amounts with respect to the Senior Securities, the assets and funds available to be distributed among the holders of the Series A Preferred Stock and the holders of any Parity Securities shall be insufficient to permit the payment to such holders of the full preferential amounts due to the holders of the Series A Preferred Stock and holders of the Parity Securities, respectively, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series A Preferred Stock and the Parity Securities, pro rata, based on the amount each such holder would receive if such full preferential amounts were paid unless otherwise provided in the Charter.

(b) Upon the completion of the distributions required by Section 4(a), if assets remain in the Corporation, they shall be distributed to the holders of Junior Securities other than Common Stock with respect to any liquidation preference payable to such holders.

(c) Upon the completion of the distributions required by Section 4(a) and Section 4(b), if assets remain in the Corporation, they shall be distributed pro rata, on an as-converted to Common Stock basis, to the holders of Common Stock and Series A Preferred Stock.

(d) A sale, lease, conveyance or disposition of all or substantially all of the capital stock or assets of the Corporation or a merger, consolidation, share exchange, reorganization or other transaction or series of related transactions (whether involving the Corporation or a subsidiary thereof) in which the Corporation's stockholders immediately prior to such transaction do not retain a majority of the voting power in the surviving entity (a "TRANSACTION"), shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 4, unless (i) the holders of 66 2/3% of the then outstanding shares of the Series A Preferred Stock, vote affirmatively or consent in writing that such transaction shall not be treated as a liquidation, dissolution or winding up within the meaning of this Section 4 or (ii) such Transaction shall have resulted in the conversion of the Series A Preferred Stock in accordance with Section 5(b); PROVIDED, HOWEVER, that each holder of Series A Preferred Stock shall have the right to elect the conversion benefits of the provisions of Section 5(a) or other applicable conversion provisions in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section; and PROVIDED, FURTHER, that shares of the surviving entity held by holders of the capital stock of the Corporation acquired by means of other than the Transaction shall not be used in determining if the shareholders of the Corporation own a majority of the voting power of the surviving entity, but shall be used for determining the total outstanding voting power of such entity.

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(e) Prior to the closing of a Transaction described in Section 4(d) which would constitute a liquidation, dissolution or winding up within the meaning of this Section 4, the Corporation shall, at its sole option, either (i) make all distributions of cash or other property that it is required to make to the holders of Series A Preferred Stock pursuant to the first sentence of Section 4(a), (ii) set aside sufficient funds or other property from which the distributions required to be made to such holders can be made, or (iii) establish an escrow or other similar arrangement with a third party pursuant to which the proceeds payable to the Corporation from the Transaction will be used to make the liquidating payments to such holders immediately after the consummation of the Transaction. In the event that the Corporation is unable to fully comply with any of the foregoing alternatives, the Corporation shall either: (x) cause such closing to be postponed until the Corporation complies with one of the foregoing alternatives, or (y) cancel such Transaction, in which event the rights of the holders of Series A Preferred Stock shall be the same as existing immediately prior to such proposed Transaction.

Section 5. CONVERSION OF SERIES A PREFERRED STOCK. The Corporation and the record holders of the Series A Preferred Stock shall have conversion rights as follows:

(a) RIGHT TO CONVERT. Each record holder of Series A Preferred Stock shall be entitled to convert whole shares of Series A Preferred Stock for the Common Stock issuable upon conversion of the Series A Preferred Stock, at any time at the option of the holder thereof, subject to adjustment as provided in Section 5(d) hereof, as follows: Each share of Series A Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is obtained by (I) multiplying the number of shares of Series A Preferred Stock so to be converted by the Series A Issue Price and (II) dividing the result thereof by the Conversion Price. The Conversion Price shall initially be $8.00 per share of Series A Preferred Stock, subject to adjustment as provided in Section 5(d). Accrued but unpaid dividends will be paid in cash upon any such conversion.

(b) FORCED CONVERSION. (i) In the event of a Transaction which will result in an Internal Rate of Return to holders of Series A Preferred Stock of 25.00% or more, each share of outstanding Series A Preferred Stock shall, concurrently with the closing of such Transaction, be converted into fully-paid and non-assessable shares of Common Stock. Any such conversion shall be made into the number of shares of Common Stock determined pursuant to Section 5(a) using the Conversion Price, as last adjusted. Accrued but unpaid dividends will be paid in cash on any such conversion.

(ii) Notwithstanding anything to the contrary herein, no shares of outstanding Series A Preferred Stock shall be converted into Common Stock pursuant to this Section 5(b) unless at the time of such proposed conversion the Corporation shall have on file with the Securities and Exchange Commission an effective registration statement with respect to the shares of Common Stock issued or issuable to the holders on conversion of the Series A Preferred Stock then issued or issuable to such holders and such shares of Common Stock are eligible for trading on NASDAQ (or approved by and listed on a stock exchange approved by the holders of 66 2/3% of the then outstanding shares of Series A Preferred Stock).

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(c) MECHANICS OF CONVERSION. In order to convert Series A Preferred Stock into full shares of Common Stock if (i) such conversion is pursuant to Section 5(a), the holder shall (A) fax a copy of a fully executed notice of conversion ("NOTICE OF CONVERSION") to the Corporation at the office of the Corporation or to the Corporation's designated transfer agent (the "TRANSFER AGENT") for the Series A Preferred Stock stating that the holder elects to convert, which notice shall specify the date of conversion, the number of shares of Series A Preferred Stock to be converted, the Conversion Price (together with a copy of the front page of each certificate to be converted) and (B) surrender to a common courier for either overnight or two (2) day delivery to the office of the Corporation or its transfer agent, the original certificates representing the Series A Preferred Stock (the "PREFERRED STOCK CERTIFICATES") being converted, duly endorsed for transfer, and (ii) such conversion is pursuant to Section 5(b), the Corporation shall fax a copy of a Notice of Conversion to the holders of Series A Preferred Stock stating that the shares of Series A Preferred Stock shall be converted into Common Stock, which notice shall describe the Transaction and the calculation of the Internal Rate of Return and specify the date of such conversion, the number of shares of Series A Preferred Stock that are being converted, the Conversion Price and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the front page of each certificate to be converted); PROVIDED, HOWEVER, that the Corporation's failure to deliver a Notice of Conversion to each holder shall not affect the conversion of such shares of Series A Preferred Stock on the date of the closing of the Transaction and the cancellation of the certificates representing such shares of Series A Preferred Stock. In the event of a conversion pursuant to Section 5(b), the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent and the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the Preferred Stock Certificates are delivered to the Corporation or the Transfer Agent as provided above, or the holder notifies the Corporation or its Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of Section 5(c)(i) below).

(i) LOST OR STOLEN CERTIFICATES. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Series A Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Preferred Stock Certificates, if mutilated, the Corporation shall execute and deliver new Preferred Stock Certificates of like tenor and date; provided that the Corporation shall pay all costs of delivery (including insurance against loss and theft until delivered in an amount satisfactory to the holders of Series A Preferred Stock). However, the Corporation shall not be obligated to reissue such lost or stolen Preferred Stock Certificates if the holder contemporaneously requests the Corporation to convert such Series A Preferred Stock into Common Stock or if such shares of Series A Preferred Stock have been otherwise converted into Common Stock.

(ii) DELIVERY OF COMMON STOCK UPON CONVERSION. The Corporation no later than 6:00 p.m. (Pacific time) on the third (3rd) business day after receipt by the Corporation or its transfer agent of all necessary documentation duly executed and in proper form required for conversion, including the original Preferred Stock Certificates to be converted (or after provision for security or indemnification in the case of lost, stolen or destroyed certificates, if required), shall issue and surrender to a common courier for either overnight or (if delivery is outside the United States) two (2) day delivery to the holder as shown on the stock records of the Corporation a certificate for the number of shares of Common Stock to which the holder shall be entitled as aforesaid.

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(iii) DATE OF CONVERSION. The date on which a voluntary conversion pursuant to Section 5(a) occurs (the "DATE OF VOLUNTARY CONVERSION") shall be deemed to be the date the applicable Notice of Conversion is faxed to the Corporation or the Transfer Agent, as the case may be, provided that the copy of the Notice of Conversion is faxed to the Corporation on or prior to 6:00 p.m. (Pacific time) on the Date of Conversion. A forced conversion pursuant to Section 5(b) shall occur on the date on which such forced conversion is deemed to occur pursuant to Section 5(b) (the "DATE OF FORCED CONVERSION", and together with the Date of Voluntary Conversion, the "DATE OF CONVERSION"). The original Preferred Stock Certificates representing the shares of Series A Preferred Stock to be converted shall be surrendered by depositing such certificates with a common courier for either overnight or two (2) day delivery, as soon as practicable following the Date of Voluntary Conversion or as soon as practicable following the date such holder receives notice of the Date of Forced Conversion. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Date of Conversion.

(iv) NO FRACTIONAL SHARES ON CONVERSION. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall (after aggregating all shares into which shares of Series A Preferred held by each holder could be converted) pay cash equal to such fraction multiplied by the market price per share of Common Stock (as determined in a reasonable manner by the Board) at the close of business on the Date of Conversion.

(d) ADJUSTMENT OF CONVERSION PRICE.

(i) ADJUSTMENTS OF CONVERSION PRICE UPON ISSUANCE OF COMMON STOCK. If at any time after the first filing of this Certificate of Designations, the Corporation shall issue or sell, or is, in accordance with Section 5(d)(i)(A) through (G) below, deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale or deemed issue or sale, then, forthwith upon such issue or sale or deemed issue or sale, the Conversion Price shall be reduced to the price determined by dividing (x) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (y) the total number of shares of Common Stock outstanding immediately after such issue or sale. For purposes of determining the number of shares of Common Stock outstanding as provided in clauses (x) and (y) above, the number of shares of Common Stock issuable upon conversion of all outstanding shares of Series A Preferred Stock, exercise of all outstanding Options (as defined below) and conversion of all outstanding Convertible Securities (as defined below) shall be deemed to be outstanding.

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For purposes of this Section 5(d)(i), the following subparagraphs (A) to (G) of this Section 5(d)i) shall also be applicable:

(A) ISSUANCE OF RIGHTS OR OPTIONS. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "OPTIONS" and such convertible or exchangeable stock or securities being called "CONVERTIBLE SECURITIES") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof (in all cases excluding the effect of a net issue election), by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in Section 5(d)(i)(C), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(B) ISSUANCE OF CONVERTIBLE SECURITIES. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding; PROVIDED that (a) except as otherwise provided in Section 5(d)(i)(C), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Section 5(d)(i), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

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(C) CHANGE IN OPTION PRICE OR CONVERSION RATE. Upon the happening of any of the following events, namely, if (1) the purchase price or exercise price provided for in any Option referred to in Section 5(d)(i)(A), (2) the number of shares into which the Option is exercisable, (3) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 5(d)(i)(A) or (B), or (4) the rate at which Convertible Securities referred to in Section 5(d)(i)(A) or (B) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

(D) STOCK DIVIDENDS. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation (other than Common Stock or Series A Preferred Stock) payable in Common Stock, then any Common Stock issuable in payment of such dividend or distribution shall be deemed to have been issued or sold for $.001 per share, unless the holders of at least 66 2/3% of the then outstanding Series A Preferred Stock shall have consented to such dividend or distribution.

(E) CONSIDERATION FOR STOCK. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board.

(F) RECORD DATE. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

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(G) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this Section 5(d)(i).

(ii) CERTAIN ISSUES OF COMMON STOCK EXCEPTED. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance or sale from and after the date of filing of this Certificate of Designations of Anti-Dilution Excluded Securities (as defined below).

(iii) ADJUSTMENTS FOR SUBDIVISIONS, COMMON STOCK DIVIDENDS, COMBINATIONS OR CONSOLIDATIONS OF COMMON STOCK. If the outstanding shares of Common Stock shall be subdivided or increased, by stock split, stock dividend or otherwise, into a greater number of shares of Common Stock, the Conversion Price shall concurrently with the effectiveness of such subdivision or payment of such stock dividend, be proportionately decreased. If the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(iv) ADJUSTMENTS FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before that change.

(v) ADJUSTMENTS FOR MERGER, SALE, LEASE OR CONVEYANCE. In case of any share exchange, reorganization, consolidation with or merger of the Corporation with or into another corporation, or in case of any sale, lease, conveyance or disposition to another Corporation of the assets of the Corporation as an entirety or substantially as an entirety, which is not treated as a liquidation, dissolution or winding up pursuant to Section 4(d) above, the Series A Preferred Stock shall after the date of such share exchange, reorganization, consolidation, merger, sale, lease, conveyance or disposition be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease, conveyance or disposition) upon conversion of the Series A Preferred Stock would have been entitled upon such share exchange, reorganization, consolidation, merger, sale, lease, conveyance or disposition; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series A Preferred Stock.

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(vi) FRACTIONAL SHARES. If any adjustment under this Section 5(d) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be rounded to the nearest whole number of shares with one-half share being rounded up.

(vii) NOTICE OF ADJUSTMENT. Concurrent with any adjustment pursuant to this Section 5(d), the Corporation shall provide prompt notice to the holders of Series A Preferred Stock notifying such holders of any such adjustment.

Section 6. VOTING RIGHTS. Except to the extent otherwise expressly provided by law and in Section 7, the Series A Preferred Stock shall vote together with all other classes and series of voting stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Series A Preferred Stock shall entitle the holder thereof to the number of votes equal to the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible (determined without regard to Section 5(c)(iv)) on all matters to be voted on by the stockholders of the Corporation; provided however that, solely for purposes of this Section 6, the number of votes for each share of Series A Preferred Stock shall not exceed the number of shares of Common Stock into which each share of Series A Preferred Stock would be convertible if the applicable Conversion Price were $8.99 (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares).

Section 7. PROTECTIVE PROVISIONS. The Corporation shall not, without first obtaining the written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock voting as a separate class:

(i) increase or decrease the total number of authorized shares of Series A Preferred Stock or the authorized shares of Common Stock reserved for issuance upon conversion of the Series A Preferred Stock (except as otherwise required by the Charter or this Certificate of Designations);

(ii) increase or decrease the number of authorized shares of Preferred Stock or Common Stock (except as otherwise required by the Charter or this Certificate of Designations);

(iii) alter, amend, repeal, substitute or waive any provision of the Charter or the Corporation's bylaws, so as to affect adversely the voting powers, preferences or other rights, including, without limitation, the liquidation preferences, dividend rights, conversion rights, redemption rights or any reduction in the stated value of the Series A Preferred Stock, whether by merger, consolidation or otherwise;

(iv) authorize, create, issue or sell any Senior Securities or any Parity Securities or securities that are convertible into Senior Securities or Parity Securities with respect to voting, dividend, liquidation or redemption rights, including subordinated debt;

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(v) authorize, create, issue or sell any Junior Securities other than Common Stock or securities that are convertible into Junior Securities other than Common Stock with respect to voting, dividend, liquidation or redemption rights, including subordinated debt;

(vi) authorize, create, issue or sell any Series A Preferred Stock other than the Series A Preferred Stock authorized, created, issued and sold pursuant to the Purchase Agreement and Series A Preferred Stock issued in accordance with Section 3(a) and Series A Preferred Stock issued in replacement or exchange therefore;

(vii) engage in a Transaction which would result in an Internal Rate of Return to holders of Series A Preferred Stock of less than 25.00%;

(viii) declare or pay any dividends or distributions on the capital stock of the Corporation in a cumulative amount in excess of the dividends and distributions paid on the Series A Preferred Stock in accordance with this Certificate of Designations;

(ix) authorize or effect the voluntary liquidation, dissolution, recapitalization, reorganization or winding up of the business of the Corporation;

(x) purchase, redeem or otherwise acquire any capital stock of the Corporation other than Series A Preferred Stock, or any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, capital stock of the Corporation or securities convertible into or exchangeable for capital stock of the Corporation;

(xi) change the number of members of the Board to be more than nine members or less than seven members;

(xii) effect any material change in the industry focus of the Corporation and its subsidiaries, considered on a consolidated basis;

(xiii) authorize or engage in, or permit any subsidiary of the Corporation to authorize or engage in, any transaction or series of transactions with a current or former officer, director or member of the Corporation or any of its subsidiaries with value in excess of $100,000, excluding compensation or the grant of Options approved by the Board; or

(xiv) authorize or engage in, or permit any subsidiary of the Corporation to authorize or engage in, any transaction with any entity or person that is affiliated with any current or former director, officer or member of the Corporation or any of its subsidiaries, excluding any director nominated by the initial holder of the Series A Preferred Stock in accordance with the Registration Rights Agreement.

Section 8. STATUS OF CONVERTED STOCK. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 5 hereof, the shares so converted shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series, and shall not be issuable by the Corporation as Series A Preferred Stock.

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Section 9. PREEMPTIVE RIGHTS. (a) The Corporation shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, (i) any shares of the capital stock of the Corporation, (ii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any capital stock of the Corporation, or (iii) any securities convertible into capital stock of the Corporation (collectively, the "Offered Securities"), unless in each such case the Corporation shall have first complied with this Section 9. The Corporation shall deliver to each holder of the Series A Preferred Stock a written notice of any proposed or intended issuance, sale or exchange of Offered Securities (the "Offer"), which Offer shall (i) identify and describe the Offered Securities, (ii) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (iii) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged, and (iv) offer to issue and sell to or exchange with such holder of the Series A Preferred Stock (A) a pro rata portion of the Offered Securities determined by dividing (x) the aggregate number of shares of Common Stock then held by such holder of the Series A Preferred Stock (giving effect to the conversion of all shares of convertible preferred stock then held by such holder) by (y) the total number of shares of Common Stock then held by all holders of the Series A Preferred Stock (giving effect to the conversion of all outstanding shares of convertible preferred stock then held by such holders) (such pro rata portion of the Offered Securities, the "Basic Amount"), and (B) any additional portion of the Offered Securities attributable to the Basic Amounts of other holders of the Series A Preferred Stock as such holder shall indicate it will purchase or acquire should the other holders subscribe for less than their Basic Amounts (the "Undersubscription Amount"). In the case of a public offering of Common Stock of the Corporation for a purchase price of at least $12.00 and a total gross offering price of at least $50,000,000.00, the rights of the holders of the Series A Preferred Stock shall be limited to 50% of the Offered Securities.

(b) To accept an Offer, in whole or in part, a holder of the Series A Preferred Stock must deliver a written notice to the Corporation prior to the end of the 30-day period of the Offer, setting forth the portion of the holder's Basic Amount that such holder elects to purchase and, if such holder shall elect to purchase all of its Basic Amount, the Undersubscription Amount (if any) that such holder elects to purchase (the "Notice of Acceptance"). If the Basic Amounts subscribed for by all holders of the Series A Preferred Stock are less than the total of all of the Basic Amounts available for purchase, then each holder who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceeds the difference between the total of all of the Basic Amounts available for purchase and the Basic Amounts subscribed for (the "Available Undersubscription Amount") each holder of Series A Preferred Stock who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amounts subscribed for by such holder bears to the total Undersubscription Amounts subscribed for by all holders of the Series A Preferred Stock, subject to rounding by the Board to the extent it deems reasonably necessary.

(c) The Corporation shall have 90 days from the expiration of the period set forth in Section 9(b) to issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the holders of the Series A Preferred Stock (the "Refused Securities"), but only to the offerees or purchasers described in the Offer (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) which are not more favorable, in the aggregate, to the acquiring person or persons or less favorable to the Corporation than those set forth in the Offer.

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(d) In the event the Corporation shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 9(c)), then each holder of the Series A Preferred Stock may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the holder of the Series a Preferred Stock elected to purchase pursuant to Section 9(b) multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Corporation actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Purchasers pursuant to Section 9(b) prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any holder of the Series A Preferred Stock so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Corporation may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Purchasers in accordance with Section 9(a).

(e) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the holders of the Series A Preferred Stock shall acquire from the Corporation, and the Corporation shall issue to the holders of the Series A Preferred Stock, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 9(d) if the holders have so elected, upon the terms and conditions specified in the Offer. The purchase by the holders of the Series A Preferred Stock of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Corporation and the holders of a purchase agreement relating to such Offered Securities satisfactory in form and substance to the holders of the Series A Preferred Stock and their respective counsel.

(f) Any Offered Securities not acquired by the holders of the Series A Preferred Stock or other persons in accordance with Section 9(c) may not be issued, sold or exchanged until they are again offered to the holders of the Series A Preferred Stock under the procedures specified in this Section 9.

(g) The rights of the holders of the Series A Preferred Stock under this Section 9 shall not apply to Preemptive Rights Excluded Securities.

(h) The failure of any holder of Series A Preferred Stock to exercise its rights under this Section 9 shall not be deemed to be a waiver of its rights hereunder in connection with any subsequent issuance, sale or exchange, agreement to issue, sell or exchange, or reservation or setting aside for issuance, sale or exchange of Offered Securities.

Section 10. RESERVATION OF STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of shares of Series A Preferred Stock issued or issuable to the holders, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of Series A Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number as shall be sufficient for such purposes, including, without limitation, using best efforts to obtain stockholder approval of any necessary amendment to the Charter.

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Section 11. REDEMPTION RIGHTS. The holders of the Series A Preferred Stock shall have redemption rights as follows:

(a) Upon the occurrence of a Redemption Event, the Series A Preferred Stock shall be subject to redemption, at the option of the holders of 66 2/3% of the then outstanding shares of Series A Preferred Stock, on the date specified by the holders of Series A Preferred Stock exercising such option (the "SERIES A REDEMPTION DATE"). The number of shares of the Series A Preferred Stock to be so redeemed shall be obtained by multiplying the number of shares of Series A Preferred Stock then outstanding by a fraction, the numerator of which is the Restricted Cash Amount and the denominator of which is $80,000,000.00. The redemption price for shares of Series A Preferred Stock subject to such redemption shall be equal to the Series A Issue Price (as adjusted for any stock splits, combinations, recapitalizations involving a change with respect to the Series A Preferred Stock) per share plus any accrued but unpaid dividends plus an amount sufficient to yield an Internal Rate of Return of 5.00%, payable in immediately available funds. If less than all of the shares of the outstanding Series A Preferred Stock are to be redeemed pursuant to this Section 11(a), such shares shall be redeemed pro rata from the holders thereof in proportion to the number of shares held by such holders (with adjustments to avoid redemption of fractional shares).

(b) The funds legally available to the Corporation for the payment of the redemption price of any Junior Securities shall be used first to pay the redemption price of Series A Preferred Stock on the dates established for redemption pursuant to Section 11(a) and no such funds shall be used (or will be required to be used) to pay the redemption price of any Junior Securities unless the Corporation has paid, or reserved funds sufficient to pay, the entire redemption price of Series A Preferred Stock. If the funds legally available to the Corporation for the payment of the redemption price of the Series A Preferred Stock are not sufficient to redeem all of the shares of the Series A Preferred Stock required to be redeemed on any date, such funds shall be used to redeem the number of shares of Series A Preferred Stock which may be redeemed from such amount on a pro rata basis. If additional funds become available for the redemption of additional shares of Series A Preferred Stock required to be so redeemed, the Corporation shall immediately use such funds to redeem shares of Series A Preferred Stock until such time as all of the shares of Series A Preferred Stock required to be redeemed pursuant to this Section 11 have been redeemed.

(c) If, on the dates established for redemption pursuant to Section 11(a), all of the shares of Series A Preferred Stock to be redeemed on each such date are not redeemed in full, all rights in respect of such shares of Series A Preferred Stock that have not been redeemed, including the right to receive the applicable redemption price, plus accrued and unpaid dividends, shall continue to be outstanding as evidenced by the certificates representing such shares. The exercise by the holders of the option to redeem any shares of Series A Preferred Stock which were not redeemed on the dates established for redemption pursuant to Section 11(a), may be rescinded by such holders at any time following the date established for such redemption by written notice to the Corporation. All shares of Series A Preferred Stock redeemed pursuant to Section 11(a) shall be retired and shall be restored to the status of authorized and unissued shares of Preferred Stock, without designation as to series or class and may thereafter be reissued, subject to compliance with the terms hereof, as shares of any series of Preferred Stock other than shares of Series A Preferred Stock.

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(d) (i) If the Corporation is unable to make any such payment of the redemption price after redemption was required to be paid pursuant to Section 11(a) a default in the payment of the redemption price for the purpose of this section shall be deemed to have occurred, and having so occurred, such default shall be deemed to exist thereafter until, but only until, all amounts payable pursuant to this section have been paid. If and whenever a default in the payment of the redemption price shall occur, and in addition to any other remedies available at law, a special meeting of shareholders of the Corporation shall be held for the purpose of electing directors upon the written request of the holders of at least 10% of the total number of shares of Series A Preferred Stock then outstanding. Such meeting shall be called by the secretary of the Corporation upon such written request and shall be held at the earliest practicable date upon like notice as that required for the annual meeting of shareholders of the Corporation and at the place for the holding of such annual meeting. If notice of such special meeting shall not be mailed by the secretary within thirty days after personal service of such written request upon the secretary of the Corporation or within thirty days of mailing the same in the United States of America by registered mail addressed to the secretary at the principal office of the Corporation, then the holders of at least 10% of the total number of shares of Series A Preferred Stock then outstanding may designate in writing one of their number to call such meeting and the person so designated may call such meeting upon like notice as that required for the annual meeting of shareholders and to be held at the place for the holding of such annual meeting. Any holder of Series A Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of causing a meeting of shareholders to be called pursuant to the foregoing provisions of this subdivision.

(ii) At any such special meeting, or at the next annual meeting of shareholders of the Corporation for the election of directors and at each other meeting, annual or special, for the election of directors held thereafter (unless at the time of any such meeting such default in the payment of the redemption price shall no longer exist), the holders of the outstanding shares of Series A Preferred Stock, voting separately as a class, shall have the right to elect the smallest number of directors which shall constitute at least a majority of the total number of directors of the Corporation, or two directors, whichever shall be greater, and the holders of the outstanding shares of Common Stock, voting as a class, shall have the right to elect all other members of the Board, anything herein or in the bylaws of the Corporation to the contrary notwithstanding. The terms of office, as directors, of all persons who may be directors of the Corporation at any time when such special right to elect directors shall become vested in the holders of the Series A Preferred Stock shall terminate upon the election of any new directors to succeed them as aforesaid.

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(iii) At any meeting, annual or special, of the Corporation, at which the holders of Series A Preferred Stock shall have the special right to elect directors as aforesaid, the presence in person or by proxy of the holders of a majority of the total number of shares of Series A Preferred Stock then outstanding shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the holders of a majority of the total number of shares of Common Stock then outstanding shall be required to constitute a quorum of such class for the election of directors; provided, however, that the absence of a quorum of the holders of shares of any such class shall not prevent the election at any such meeting or adjournment thereof of directors by the other class, if necessary quorum of the holders of such other class shall be present at such meeting or any adjournment thereof; and provided further, that in the absence of a quorum of holders of shares of any class, a majority of the holders of the shares of such class who are present in person or by proxy shall have power to adjourn the election of the directors to be elected by such class from time to time, without notice other than announcement at the meeting, until the requisite quorum of holders of such class shall be present in person or by proxy, but no such adjournment shall be made to a date beyond the date for the mailing of the notice of the next annual meeting of shareholders of the Corporation or special meeting in lieu thereof.

(iv) So long as a default in the payment of the redemption price shall exist, any vacancy in the office of a director elected by the holders of the Series A Preferred Stock may be filled at any meeting of shareholders, annual or special, for the election of directors held thereafter, and a special meeting of shareholders, or of the holders of shares of the Series A Preferred Stock, may be called for the purpose of filling any such vacancy. So long as a default in the payment of the redemption price shall exist, any vacancy in the office of a director elected by the holders of the Common Stock may be filled by majority vote of the remaining directors elected by the holders of the Common Stock.

(v) If and when the default in the payment of the redemption price which permitted the election of directors by the holders of the Series A Preferred Stock shall cease to exist, the holders of the Series A Preferred Stock shall be divested of any special right with respect to the election of directors, and the voting power of the holders of the Series A Preferred Stock and of the holders of the Common Stock shall revert to the status existing before the first dividend payment date on which dividends on the Series A Preferred Stock were not pain in full, subject to revesting in the event of each and every subsequent like default in preferred dividends. Upon the termination of any such special right, the terms of office of all persons who may have been elected directors by vote of the holders of the Series A Preferred Stock pursuant to such special right shall forthwith terminate, and the resulting vacancies shall be filled by the majority of the remaining directors.

Section 12. DEFINITIONS. As used in this Certificate, the following capitalized terms have the following meanings.

"ANTI-DILUTION EXCLUDED SECURITIES" mean any of the following securities: (1) securities issued to employees, officers or directors of the Corporation or options to purchase Common Stock granted by the Corporation to employees, officers or directors of the Corporation pursuant to any option plan, agreement or other arrangement duly adopted by the Corporation and the grant of which is approved by the compensation committee of the Board; (2) the Series A Preferred Stock and any Common Stock issued upon conversion of the Series A Preferred Stock; (3) for the avoidance of doubt, securities issued on the conversion of any Convertible Securities or the exercise of any Options, in each case, outstanding on the date of the first filing of this Certificate of Designations; and (4) for the avoidance of doubt, securities issued in connection with a stock split, stock dividend, combination, reorganization, recapitalization or other similar event for which adjustment is made in accordance with Section 5(d)(iii) or (iv).

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"DEPOSIT AGREEMENT" means that certain Deposit Agreement, dated on or about the date hereof, between the Corporation and a bank or trust company, entered into pursuant to the Purchase Agreement.

"INTERNAL RATE OF RETURN" means the discount rate that makes the net present value of all cash payments equal zero. In determining the Internal Rate of Return, the initial investment of the holders of the Series A Preferred Stock shall include all transaction costs and expenses incurred by the initial holder of the Series A Preferred Stock in connection with the transactions contemplated by the Purchase Agreement and all additional costs and expenses of the holders of Series A Preferred Stock in respect of the investment incurred through the date of the determination shall be treated as cash expenditures when made. For purposes of determining the Internal Rate of Return, any dividends, distributions or payments other than in cash shall be deemed to have no value. In determining the Internal Rate of Return in respect of a Transaction, the final payment for purposes of such determination shall be the cash, if any, distributable or payable to holders of the Series A Preferred Stock upon the closing of the Transaction assuming that the holders had converted all of the outstanding Series A Preferred Stock to Common Stock immediately prior to the closing of the Transaction.

"PURCHASE AGREEMENT" means that certain Purchase Agreement, dated November 14, 2005, between the Corporation and Cascade Investment, L.L.C.

"PREEMPTIVE RIGHTS EXCLUDED SECURITIES" mean any of the following securities: (1) securities issued to employees, officers or directors of the Corporation or options to purchase Common Stock granted by the Corporation to employees, officers or directors of the Corporation pursuant to any option plan, agreement or other arrangement duly adopted by the Corporation and the grant of which is approved by the compensation committee of the Board; (2) the Series A Preferred Stock and any Common Stock issued on conversion of the Series A Preferred Stock; (3) for the avoidance of doubt, securities issued on the conversion of any Convertible Securities or the exercise of any Options, in each case, outstanding on the date of the first filing of this Certificate of Designations; (4) for the avoidance of doubt, securities issued in connection with a stock split, stock dividend, combination, reorganization, recapitalization or other similar event for which adjustment is made in accordance with Section 5(d)(iii), (iv) or (v); and (5) the issuance of securities of the Corporation issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination by the Corporation approved by the Board.

"REDEMPTION EVENT" means (i) the Corporation withdraws or utilizes funds from the Restricted Cash Account in violation of the terms of the Deposit Agreement, (ii) the Corporation publicly disclosed an intent not to build or acquire additional ethanol production facilities for an indefinite period or for a period of at least two years from the time of the announcement, (iii) fails to withdraw funds from the Restricted Cash Account for a period of two years, or (iv) amounts remain in the Restricted Cash Account after December 31, 2009.

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"REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights and Stockholder's Agreement, dated on or about the date hereof, between the Corporation and Cascade Investment, L.L.C.

"RESTRICTED CASH ACCOUNT" means the account established and maintained pursuant to the Deposit Agreement.

"RESTRICTED CASH AMOUNT" means the total amount of money in the Restricted Cash Account on the Series A Redemption Date prior to any disbursement thereof on such date and after giving effect to the sale or other liquidation of all investments held in such account together with, if the Corporation shall have withdrawn or utilized moneys from the Restricted Cash Account in violation of the terms of the Deposit Agreement, the amount of any moneys so withdrawn or utilized.

SIGNATURE ON FOLLOWING PAGE.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed on its behalf by its Chief Operating Officer this 12th day of April, 2006.

PACIFIC ETHANOL, INC.

By: /s/ Ryan W. Turner

       Name: Ryan W. Turner

       Title: Chief Operating Officer

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Exhibit 3.3

CERTIFICATE OF DESIGNATIONS,

POWERS, PREFERENCES AND RIGHTS OF THE SERIES B

 CUMULATIVE CONVERTIBLE PREFERRED STOCK

OF

PACIFIC ETHANOL, INC.

Pursuant to Section 151 of the

Delaware General Corporation Law

Pacific Ethanol, Inc. (the “Corporation”), organized and existing under the laws of the State of Delaware, does, by its Chief Financial Officer and under its corporate seal, hereby certify that pursuant to the authority contained in Article Fourth of its Certificate of Incorporation and in accordance with the provisions of Section 151 of the Delaware General Corporation Law, its Board of Directors has adopted the following resolution creating the following classes and series of the Corporation’s Preferred Stock and determining the voting powers, designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of such classes and series:

RESOLVED, that, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), there is hereby created the following series of Preferred Stock:

•	3,000,000 shares shall be designated Series B Cumulative Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”).

The designations, powers, preferences, and rights and the qualifications, limitations and restrictions of the Series B Preferred Stock in addition to those set forth in the Certificate of Incorporation shall be as follows:

Section 1.       Designation and Amount.  3,000,000 shares of the unissued preferred stock of the Corporation shall be designated as Series B Cumulative Convertible Preferred Stock, par value $.001 per share.  The Series B Preferred Stock shall be issued in accordance with the Purchase Agreement at a purchase price of $19.50 per share (the “Series B Issue Price”).

Section 2.       Rank.  The Series B Preferred Stock shall rank: (i) subject to the requirements of Section 7, junior to any other class or series of capital stock of the Corporation hereafter created specifically ranking as to dividend rights, redemption rights, liquidation preference and other rights senior to the Series B Preferred Stock (the “Senior Securities”); (ii) senior to all of the Corporation’s common stock, par value $0.001 per share (the “Common Stock”); (iii) senior to any class or series of capital stock of the Corporation hereafter created not specifically ranking as to dividend rights, redemption rights, liquidation preference and other rights senior to or on parity with any Series B Preferred Stock of whatever subdivision (collectively, with the Common Stock, the “Junior Securities”); and (iv) pari passu with respect to dividend and liquidation rights with the Corporation’s Series A Cumulative Redeemable Convertible Preferred Stock ( the “Series A Preferred Stock”) and, subject to the requirements of Section 7, pari passu with respect to any class or series of capital stock of the Corporation hereafter created specifically ranking on a parity with the Series B Preferred Stock (collectively, the “Parity Securities”).

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Section 3.        Dividends.

(a)           So long as shares of Series B Preferred Stock remain outstanding, the holders of each share of the Series B Preferred Stock shall be entitled, from and after the date of issuance of such share, to receive, and shall be paid quarterly in arrears (beginning on the last day of the calendar quarter following the date of the initial issuance of Series B Preferred Stock) in cash out of funds legally available therefor, on a pari passu basis with the Holders of Series A Preferred Stock, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock, cumulative dividends, of an amount equal to 7.00% of the Series B Issue Price per share (as adjusted for any stock dividends, stock splits, combinations, recapitalizations involving equity securities of the Corporation, reclassifications or other similar events involving a change with respect to the Series B Preferred Stock) per annum with respect to each share of the Series B Preferred Stock; provided, however, that such dividend may, at the option of the Corporation, be paid to the holders of Series B Preferred Stock in shares of the Series B Preferred Stock valued at the Series B Issue Price (as adjusted for any stock dividends, stock splits, combinations, recapitalizations involving equity securities of the Corporation, reclassifications or other similar events involving a change with respect to the Series B Preferred Stock).  The holders of shares of Series B Preferred Stock shall be entitled to receive such dividends immediately after the payment of any dividends to Senior Securities required by the Corporation’s Certificate of Incorporation, as amended or amended and restated and in effect, including for this purpose any certificate(s) of designation (the “Charter”), prior and in preference to any dividends paid to Junior Securities but in parity with any distribution to the holders of Series A Preferred Stock and all other Parity Securities.

(b)           In case the Corporation shall at any time or from time to time declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its subsidiaries by way of a dividend, distribution or spin-off) on its Common Stock, other than (i) a distribution made in compliance with the provisions of Section 4 or (ii) a dividend or distribution made in Common Stock, the holders of the Series B Preferred Stock shall be entitled to receive from the Corporation with respect to each share of Series B Preferred Stock held, any dividend or distribution that would be received by a holder of the number of shares (including fractional shares) of Common Stock into which such Series B Preferred Stock is convertible on the record date for such dividend or distribution, with fractional shares of Common Stock deemed to be entitled to the corresponding fraction of any dividend or distribution that would be received by a whole share.  Any such dividend or distribution shall be declared, ordered, paid and made at the same time such dividend or distribution is declared, ordered, paid and made on the Common Stock.  No dividend or distribution shall be declared, ordered, paid or made on the Common Stock unless the dividend or distribution on the Series B Preferred Stock provided for by this paragraph shall be declared, ordered, paid or made at the same time.

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Section 4.       Liquidation Preference.

(a)           In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, immediately after any distributions to Senior Securities required by the Charter, and prior and in preference to any distribution to Junior Securities but pari passu with any distribution to the holders of Series A Preferred Stock or other Parity Securities, an amount per share equal to the sum of the Series B Issue Price (as adjusted for any stock splits, combinations, recapitalizations involving equity securities of the Corporation, reclassifications of other similar events involving a change with respect to the Series B Preferred Stock) and any accrued but unpaid dividends on the Series B Preferred Stock.  If upon the occurrence of such event, and after the payment in full of the preferential amounts with respect to the Senior Securities, the assets and funds available to be distributed among the holders of the Series B Preferred Stock, the Series A Preferred Stock and any other Parity Securities shall be insufficient to permit the payment to such holders of the full preferential amounts due to such holders, respectively, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series B Preferred Stock, Series A Preferred Stock and any other Parity Securities, pro rata, based on the amount each such holder would receive if such full preferential amounts were paid unless otherwise provided in the Charter.

(b)           Upon the completion of the distributions required by Section 4(a), if assets remain in the Corporation, they shall be distributed to the holders of Junior Securities other than Common Stock with respect to any liquidation preference payable to such holders.

(c)           Upon the completion of the distributions required by Section 4(a) and Section 4(b), if assets remain in the Corporation, they shall be distributed pro rata, on an as-converted to Common Stock basis, to the holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock.

(d)           A sale, lease, conveyance or disposition of all or substantially all of the capital stock or assets of the Corporation or a merger, consolidation, share exchange, reorganization or other transaction or series of related transactions (whether involving the Corporation or a subsidiary thereof) in which the Corporation’s stockholders immediately prior to such transaction do not retain a majority of the voting power in the surviving entity (a “Transaction”), shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 4, unless (i) the holders of 66 2/3% of the then outstanding shares of the Series B Preferred Stock vote affirmatively or consent in writing that such transaction shall not be treated as a liquidation, dissolution or winding up within the meaning of this Section 4 or (ii) such Transaction shall have resulted in the conversion of the Series B Preferred Stock in accordance with Section 5(b); provided, however, that each holder of Series B Preferred Stock shall have the right to elect the conversion benefits of the provisions of Section 5(a) or other applicable conversion provisions in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section; and provided, further, that shares of the surviving entity held by holders of the capital stock of the Corporation acquired by means of other than the Transaction shall not be used in determining if the shareholders of the Corporation own a majority of the voting power of the surviving entity, but shall be used for determining the total outstanding voting power of such entity.

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(e)           Prior to the closing of a Transaction described in Section 4(d) which would constitute a liquidation, dissolution or winding up within the meaning of this Section 4, the Corporation shall, at its sole option, either (i) make all distributions of cash or other property that it is required to make to the holders of Series B Preferred Stock pursuant to the first sentence of Section 4(a), (ii) set aside sufficient funds or other property from which the distributions required to be made to such holders can be made, or (iii) establish an escrow or other similar arrangement with a third party pursuant to which the proceeds payable to the Corporation from the Transaction will be used to make the liquidating payments to such holders immediately after the consummation of the Transaction.  In the event that the Corporation is unable to fully comply with any of the foregoing alternatives, the Corporation shall either: (x) cause such closing to be postponed until the Corporation complies with one of the foregoing alternatives, or (y) cancel such Transaction, in which event the rights of the holders of Series B Preferred Stock shall be the same as existing immediately prior to such proposed Transaction.

Section 5.       Conversion of Series B Preferred Stock.  The Corporation and the record holders of the Series B Preferred Stock shall have conversion rights as follows:

(a)           Right to Convert.  Each record holder of Series B Preferred Stock shall be entitled to convert whole shares of Series B Preferred Stock for the Common Stock issuable upon conversion of the Series B Preferred Stock, at any time at the option of the holder thereof, subject to adjustment and limitations on conversion prior to obtaining stockholder approval as provided in Section 5(d) hereof, as follows: Each share of Series B Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is obtained by (I) multiplying the number of shares of Series B Preferred Stock so to be converted by the Series B Issue Price and (II) dividing the result thereof by the Conversion Price.  The Conversion Price shall initially be $6.50 per share of Series B Preferred Stock, subject to adjustment as provided in Section 5(d).  Accrued but unpaid dividends will be paid in cash upon any such conversion.

(b)           Forced Conversion.  (i)  In the event of a Transaction which will result in an Internal Rate of Return to holders of Series B Preferred Stock of 25.00% or more, each share of outstanding Series B Preferred Stock shall, concurrently with the closing of such Transaction, be converted into fully-paid and non-assessable shares of Common Stock.  Any such conversion shall be made into the number of shares of Common Stock determined pursuant to Section 5(a) using the Conversion Price, as last adjusted.  Accrued but unpaid dividends will be paid in cash on any such conversion.

(ii)           Notwithstanding anything to the contrary herein, no shares of outstanding Series B Preferred Stock shall be converted into Common Stock pursuant to this Section 5(b) unless at the time of such proposed conversion the Corporation shall have on file with the Securities and Exchange Commission an effective registration statement with respect to the shares of Common Stock issued or issuable to the holders on conversion of the Series B Preferred Stock then issued or issuable to such holders and such shares of Common Stock are eligible for trading on NASDAQ (or approved by and listed on a stock exchange approved by the holders of 66 2/3% of the then outstanding shares of Series B Preferred Stock).

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(c)           Mechanics of Conversion.  In order to convert Series B Preferred Stock into full shares of Common Stock if (i) such conversion is pursuant to Section 5(a), the holder shall (A) fax a copy of a fully executed notice of conversion (“Notice of Conversion”) to the Corporation at the office of the Corporation or to the Corporation’s designated transfer agent (the “Transfer Agent”) for the Series B Preferred Stock stating that the holder elects to convert, which notice shall specify the date of conversion, the number of shares of Series B Preferred Stock to be converted, the Conversion Price (together with a copy of the front page of each certificate to be converted) and (B) surrender to a common courier for either overnight or two (2) day delivery to the office of the Corporation or its transfer agent, the original certificates representing the Series B Preferred Stock (the “Preferred Stock Certificates”) being converted, duly endorsed for transfer, and (ii) such conversion is pursuant to Section 5(b), the Corporation shall fax a copy of a Notice of Conversion to the holders of Series B Preferred Stock stating that the shares of Series B Preferred Stock shall be converted into Common Stock, which notice shall describe the Transaction and the calculation of the Internal Rate of Return and specify the date of such conversion, the number of shares of Series B Preferred Stock that are being converted, the Conversion Price and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the front page of each certificate to be converted); provided, however, that the Corporation’s failure to deliver a Notice of Conversion to each holder shall not affect the conversion of such shares of Series B Preferred Stock on the date of the closing of the Transaction and the cancellation of the certificates representing such shares of Series B Preferred Stock.  In the event of a conversion pursuant to Section 5(b), the outstanding shares of Series B Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent and the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the Preferred Stock Certificates are delivered to the Corporation or the Transfer Agent as provided above, or the holder notifies the Corporation or its Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of Section 5(c)(i) below).

(i)           Lost or Stolen Certificates.  Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Series B Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Preferred Stock Certificates, if mutilated, the Corporation shall execute and deliver new Preferred Stock Certificates of like tenor and date; provided that the Corporation shall pay all costs of delivery (including insurance against loss and theft until delivered in an amount satisfactory to the holders of Series B Preferred Stock).  However, the Corporation shall not be obligated to reissue such lost or stolen Preferred Stock Certificates if the holder contemporaneously requests the Corporation to convert such Series B Preferred Stock into Common Stock or if such shares of Series B Preferred Stock have been otherwise converted into Common Stock.

(ii)           Delivery of Common Stock Upon Conversion.  The Corporation no later than 6:00 p.m. (Pacific time) on the third (3rd) business day after receipt by the Corporation or its transfer agent of all necessary documentation duly executed and in proper form required for conversion, including the original Preferred Stock Certificates to be converted (or after provision for security or indemnification in the case of lost, stolen or destroyed certificates, if required), shall issue and surrender to a common courier for either overnight or (if delivery is outside the United States) two (2) day delivery to the holder as shown on the stock records of the Corporation a certificate for the number of shares of Common Stock to which the holder shall be entitled as aforesaid.

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(iii)           Date of Conversion.  The date on which a voluntary conversion pursuant to Section 5(a) occurs (the “Date of Voluntary Conversion”) shall be deemed to be the date the applicable Notice of Conversion is faxed to the Corporation or the Transfer Agent, as the case may be, provided that the copy of the Notice of Conversion is faxed to the Corporation on or prior to 6:00 p.m. (Pacific time) on the Date of Conversion.  A forced conversion pursuant to Section 5(b) shall occur on the date on which such forced conversion is deemed to occur pursuant to Section 5(b) (the “Date of Forced Conversion”, and together with the Date of Voluntary Conversion, the “Date of Conversion”).  The original Preferred Stock Certificates representing the shares of Series B Preferred Stock to be converted shall be surrendered by depositing such certificates with a common courier for either overnight or two (2) day delivery, as soon as practicable following the Date of Voluntary Conversion or as soon as practicable following the date such holder receives notice of the Date of Forced Conversion. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Date of Conversion.

(iv)           No Fractional Shares on Conversion.  No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock.  In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall (after aggregating all shares into which shares of Series B Preferred held by each holder could be converted) pay cash equal to such fraction multiplied by the Market Price per share of Common Stock on the Date of Conversion.

(d)           Adjustment of Conversion Price.

(i)           Adjustments of Conversion Price Upon Issuance of Common Stock.  If at any time after the first filing of this Certificate of Designations, the Corporation shall issue or sell, or is, in accordance with Section 5(d)(i)(A) through (G) below, deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale or deemed issue or sale, then, forthwith upon such issue or sale or deemed issue or sale, the Conversion Price shall be reduced to the price determined by dividing (x) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (y) the total number of shares of Common Stock outstanding immediately after such issue or sale.  For purposes of determining the number of shares of Common Stock outstanding as provided in clauses (x) and (y) above, the number of shares of Common Stock issuable upon conversion of all outstanding shares of Series A Preferred Stock and Series B Preferred Stock, exercise of all outstanding Options (as defined below) and conversion of all outstanding Convertible Securities (as defined below) shall be deemed to be outstanding. Notwithstanding any other provision in this subsection to the contrary, if an adjustment to the Conversion Price pursuant to this Section 5(d) would require the Corporation, (I) to issue any shares of Common Stock upon conversion of the Series B Preferred Stock in excess of 19.99% of the total number of shares of Common Stock outstanding immediately prior to the closing (the “Closing”) of the transactions contemplated by the Purchase Agreement (when aggregated with all shares of Common Stock issued or issuable to such holders upon conversion of the Series B Preferred Stock or upon the payment of a dividend on the Series B Preferred Stock) at a price less than the greater of the Market Price per share immediately prior to the Closing or the Corporation’s book value per share at December 31, 2007 as reflected in the Corporation’s Form 8-K filed with the Securities and Exchange Commission immediately after the Closing (the “Conversion Limitation”), or (II) to otherwise obtain stockholder approval of the transactions contemplated by the Purchase Agreement pursuant to NASDAQ Marketplace Rule 4350(i), and such stockholder approval has not been obtained, (1) the Conversion Price shall not be reduced below the maximum extent that would not require shareholder approval under NASDAQ Marketplace Rule 4350(i), and (2) the Corporation shall use its commercially best efforts to obtain such stockholder approval as soon as reasonably practicable, including by calling a special meeting of the stockholders to vote on such Conversion Price adjustment.  In no event shall the Corporation be obligated to issue any shares of Common Stock upon conversion of the Series B Preferred Stock in excess of the Conversion Limitation until stockholder approval has been obtained. Once stockholder approval of the transactions contemplated by the Purchase Agreement has been obtained, the Conversion Limitation shall be of no further force or effect.

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For purposes of this Section 5(d)(i), the following subparagraphs (A) to (G) of this Section 5(d)(i) shall also be applicable:

(A)           Issuance of Rights or Options.  In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof (in all cases excluding the effect of a net issue election), by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding.  Except as otherwise provided in Section 5(d)(i)(C), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

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(B)           Issuance of Convertible Securities.  In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding; provided that (a) except as otherwise provided in Section 5(d)(i)(C), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Section 5(d)(i), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(C)           Change in Option Price or Conversion Rate.  Upon the happening of any of the following events, namely, if (1) the purchase price or exercise price provided for in any Option referred to in Section 5(d)(i)(A), (2) the number of shares into which the Option is exercisable, (3) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 5(d)(i)(A) or (B), or (4) the rate at which Convertible Securities referred to in Section 5(d)(i)(A) or (B) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

(D)           Stock Dividends.  In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation (other than Common Stock, Series A Preferred Stock or Series B Preferred Stock) payable in Common Stock, then any Common Stock issuable in payment of such dividend or distribution shall be deemed to have been issued or sold for $.001 per share, unless the holders of at least 66 2/3% of the then outstanding Series B Preferred Stock shall have consented to such dividend or distribution.

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(E)           Consideration for Stock.  In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith.  In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith.  In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board.

(F)           Record Date.  In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(G)           Treasury Shares.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this Section 5(d)(i).

(ii)           Certain Issues Excepted.  Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance or sale from and after the date of filing of this Certificate of Designations of Anti-Dilution Excluded Securities (as defined below).

(iii)           Adjustments for Subdivisions, Common Stock Dividends, Combinations or Consolidations of Common Stock.  If the outstanding shares of Common Stock shall be subdivided or increased, by stock split, stock dividend or otherwise, into a greater number of shares of Common Stock, the Conversion Price shall concurrently with the effectiveness of such subdivision or payment of such stock dividend, be proportionately decreased.  If the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(iv)           Adjustments for Reclassification, Exchange and Substitution. If the Common Stock issuable upon conversion of the Series B Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series B Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series B Preferred Stock immediately before that change.

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(v)           Adjustments for Merger, Sale, Lease or Conveyance.  In case of any share exchange, reorganization, consolidation with or merger of the Corporation with or into another corporation, or in case of any sale, lease, conveyance or disposition to another Corporation of the assets of the Corporation as an entirety or substantially as an entirety, which is not treated as a liquidation, dissolution or winding up pursuant to Section 4(d) above, the Series B Preferred Stock shall after the date of such share exchange, reorganization, consolidation, merger, sale, lease, conveyance or disposition be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease, conveyance or disposition) upon conversion of the Series B Preferred Stock would have been entitled upon such share exchange, reorganization, consolidation, merger, sale, lease, conveyance or disposition; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the Series B Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series B Preferred Stock.

(vi)           Fractional Shares.  If any adjustment under this Section 5(d) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be rounded to the nearest whole number of shares with one-half share being rounded up.

(vii)           Notice of Adjustment.  Concurrent with any adjustment pursuant to this Section 5(d), the Corporation shall provide prompt notice to the holders of Series B Preferred Stock notifying such holders of any such adjustment.

Section 6.     Voting Rights.  Except to the extent otherwise expressly provided by law and in Section 7, the Series B Preferred Stock shall vote together with all other classes and series of voting stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation.  Each share of Series B Preferred Stock shall entitle the holder thereof to the number of votes equal to the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible (determined without regard to Section 5(c)(iv)) on all matters to be voted on by the stockholders of the Corporation; provided, however, that solely for purposes of this Section 6, the number of votes for each share of Series B Preferred Stock shall not exceed the number of shares of Common Stock into which each share of Series B Preferred Stock would be convertible if the applicable Conversion Price were $6.50 (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares).

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Section 7.     Protective Provisions.  The Corporation shall not, without first obtaining the written consent of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock voting as a separate class:

(i)           increase or decrease the total number of authorized shares of Series B Preferred Stock or the authorized shares of Common Stock reserved for issuance upon conversion of the Series B Preferred Stock (except as otherwise required by the Charter or this Certificate of Designations);

(ii)           increase or decrease the number of authorized shares of Preferred Stock or Common Stock (except any increase or decrease in the number of authorized shares of Series A Preferred Stock and the shares of Common Stock into which they are convertible, and as otherwise required by the Charter and this Certificate of Designations);

(iii)           alter, amend, repeal, substitute or waive any provision of the Charter or the Corporation’s bylaws, so as to affect adversely the voting powers, preferences or other rights, including, without limitation, the liquidation preferences, dividend rights, conversion rights, redemption rights or any reduction in the stated value of the Series B Preferred Stock, whether by merger, consolidation or otherwise;

(iv)           authorize, create, issue or sell any Senior Securities or any Parity Securities (other than additional shares of Series A Preferred Stock that may be issued as a dividend on the Series A Preferred Stock pursuant to Section 3(a) of the Certificate of Designations, Powers, Preferences and Rights of the Series A Preferred Stock (the “Series A Preferred Certificate of Designations”)) or securities that are convertible into Senior Securities or Parity Securities with respect to voting, dividend, liquidation or redemption rights, including subordinated debt;

(v)           authorize, create, issue or sell any Junior Securities other than Common Stock or securities that are convertible into Junior Securities other than Common Stock with respect to voting, dividend, liquidation or redemption rights, including subordinated debt;

(vi)           authorize, create, issue or sell any Series B Preferred Stock other than the Series B Preferred Stock authorized, created, issued and sold pursuant to the Purchase Agreement and Series B Preferred Stock issued in replacement or exchange therefore;

(vii)          engage in a Transaction which would result in an Internal Rate of Return to holders of Series B Preferred Stock of less than 25.00%;

(viii)         declare or pay any dividends or distributions on the capital stock of the Corporation in a cumulative amount in excess of the dividends and distributions paid on the Series A Preferred Stock and the Series B Preferred Stock in accordance with their respective Certificates of Designations;

(ix)           authorize or effect the voluntary liquidation, dissolution, recapitalization, reorganization or winding up of the business of the Corporation;

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(x)           purchase, redeem or otherwise acquire any capital stock of the Corporation other than Series A Preferred Stock or Series B Preferred Stock, or any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, capital stock of the Corporation or securities convertible into or exchangeable for capital stock of the Corporation; or

(xi)           unless the Corporation has obtained stockholder approval of the transactions contemplated by the Purchase Agreement pursuant to NASDAQ Marketplace Rule 4350(i), issue or sell, or engage in any transaction wherein the Corporation shall have been deemed to have issued or sold, any shares of Common Stock or securities convertible into Common Stock for a consideration per share that, as a result of the provisions of Section 5(d)(i), would result in the issuance of Common Stock upon conversion of the Series B Preferred Stock in excess of the Conversion Limitation.

Section 8.      Status of Converted Stock.  In the event any shares of Series B Preferred Stock shall be converted pursuant to Section 5 hereof, the shares so converted shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series, and shall not be issuable by the Corporation as Series B Preferred Stock.

Section 9.       Preemptive Rights.

(a)           So long as at least 50% of the shares of Series B Preferred Stock remain outstanding, the Corporation shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, (i) any shares of the capital stock of the Corporation (excluding any shares of Series A Preferred Stock and any shares of Common Stock issuable upon conversion of Series A Preferred Stock), (ii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any capital stock of the Corporation, or (iii) any securities convertible into capital stock of the Corporation (collectively, but not including any Series A Preemptive Rights Securities (as defined below), the “Offered Securities”), unless in each such case the Corporation shall have first complied with this Section 9; provided, however, that (x) the preemptive rights of any holder of Series B Preferred Stock shall not include rights with respect to any securities of the Corporation as to which any holder of Series A Preferred Stock has exercised its rights (the “Series A Preemptive Rights Securities”) and (y) the preemptive rights of the holder of Series B Preferred Stock shall not arise or be exercisable until after all holders of Series A Preferred Stock have exercised their preemptive rights, in whole or in part, or declined to exercise such rights.  The Corporation shall deliver to each holder of the Series B Preferred Stock a written notice of any proposed, intended or potential (i.e., in the event the holders of the Series A Preemptive Rights Securities elect not to exercise any or all of their preemptive rights with respect to the Series A Preemptive Rights Securities) issuance, sale or exchange of Offered Securities (the “Offer”), which Offer shall (i) identify and describe the Offered Securities, (ii) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (iii) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged, and (iv) offer to issue and sell to or exchange with such holder of the Series B Preferred Stock (A) a pro rata portion of the Offered Securities determined by dividing (x) the aggregate number of shares of Common Stock then held by such holder of the Series B Preferred Stock (giving effect to the conversion of all shares of convertible preferred stock then held by such holder) by (y) the total number of shares of Common Stock then held by all holders of the Series B Preferred Stock (giving effect to the conversion of all outstanding shares of convertible preferred stock then held by such holders) (such pro rata portion of the Offered Securities, the “Basic Amount”), and (B) any additional portion of the Offered Securities attributable to the Basic Amounts of other holders of the Series B Preferred Stock as such holder shall indicate it will purchase or acquire should the other holders subscribe for less than their Basic Amounts (the “Undersubscription Amount”).

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(b)           To accept an Offer, in whole or in part, a holder of the Series B Preferred Stock must deliver a written notice to the Corporation prior to the end of the 30-day period of the Offer, setting forth the portion of the holder’s Basic Amount that such holder elects to purchase and, if such holder shall elect to purchase all of its Basic Amount, the Undersubscription Amount (if any) that such holder elects to purchase (the “Notice of Acceptance”).  If the Basic Amounts subscribed for by all holders of the Series B Preferred Stock are less than the total of all of the Basic Amounts available for purchase, then each holder who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceeds the difference between the total of all of the Basic Amounts available for purchase and the Basic Amounts subscribed for (the “Available Undersubscription Amount”) each holder of Series B Preferred Stock who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amounts subscribed for by such holder bears to the total Undersubscription Amounts subscribed for by all holders of the Series B Preferred Stock, subject to rounding by the Board to the extent it deems reasonably necessary.

(c)           The Corporation shall have 90 days from the expiration of the period set forth in Section 9(b) to issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the holders of the Series B Preferred Stock (the “Refused Securities”), but only to the offerees or purchasers described in the Offer (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) which are not more favorable, in the aggregate, to the acquiring person or persons or less favorable to the Corporation than those set forth in the Offer.

(d)           In the event the Corporation shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 9(c)), then each holder of the Series B Preferred Stock may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the holder of the Series B Preferred Stock elected to purchase pursuant to Section 9(b) multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Corporation actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Purchasers pursuant to Section 9(b) prior to such reduction), plus the number or amount of the Series A Preemptive Rights Securities, if any, and (ii) the denominator of which shall be the original amount of the Offered Securities plus the number or amount of the Series A Preemptive Rights Securities, if any.  In the event that any holder of the Series B Preferred Stock so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Corporation may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Purchasers in accordance with Section 9(a).

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(e)           Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the holders of the Series B Preferred Stock shall acquire from the Corporation, and the Corporation shall issue to the holders of the Series B Preferred Stock, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 9(d) if the holders have so elected, upon the terms and conditions specified in the Offer.  The purchase by the holders of the Series B Preferred Stock of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Corporation and the holders of a purchase agreement relating to such Offered Securities satisfactory in form and substance to the holders of the Series B Preferred Stock and their respective counsel.

(f)           Any Offered Securities not acquired by the holders of the Series B Preferred Stock or other persons in accordance with Section 9(c) may not be issued, sold or exchanged until they are again offered to the holders of the Series B Preferred Stock under the procedures specified in this Section 9.

(g)           The rights of the holders of the Series B Preferred Stock under this Section 9 shall not apply to Preemptive Rights Excluded Securities.

(h)           The failure of any holder of Series B Preferred Stock to exercise its rights under this Section 9 shall not be deemed to be a waiver of its rights hereunder in connection with any subsequent issuance, sale or exchange, agreement to issue, sell or exchange, or reservation or setting aside for issuance, sale or exchange of Offered Securities.

Section 10.        Reservation of Stock.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of shares of Series B Preferred Stock issued or issuable to the holders, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, in addition to such other remedies as shall be available to the holder of Series B Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number as shall be sufficient for such purposes, including, without limitation, using best efforts to obtain stockholder approval of any necessary amendment to the Charter.

Section 11.         Definitions.  As used in this Certificate, the following capitalized terms have the following meanings.

“Anti-Dilution Excluded Securities” mean any of the following securities: (1)  securities issued to employees, officers or directors of the Corporation or options to purchase Common Stock granted by the Corporation to employees, officers or directors of the Corporation pursuant to any option plan, agreement or other arrangement duly adopted by the Corporation and the grant of which is approved by the compensation committee of the Board; (2) any Series A Preferred Stock issued as a dividend on shares of Series A Preferred Stock, (3) any Common Stock issued upon conversion of the Series A Preferred Stock; (4) the Series B Preferred Stock and any Common Stock issued upon conversion of the Series B Preferred Stock; (5) for the avoidance of doubt, securities issued on the conversion of any Convertible Securities or the exercise of any Options, in each case, outstanding on the date of the first filing of this Certificate of Designations; and (6) for the avoidance of doubt, securities issued in connection with a stock split, stock dividend, combination, reorganization, recapitalization or other similar event for which adjustment is made in accordance with Section 5(d)(iii) or (iv).

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“Internal Rate of Return” means the discount rate that makes the net present value of all cash payments equal zero.  In determining the Internal Rate of Return, the initial investment of the holders of the Series B Preferred Stock shall include all transaction costs and expenses incurred by the initial holder of the Series B Preferred Stock in connection with the transactions contemplated by the Purchase Agreement and all additional costs and expenses of the holders of Series B Preferred Stock in respect of the investment incurred through the date of the determination shall be treated as cash expenditures when made.  For purposes of determining the Internal Rate of Return, any dividends, distributions or payments other than in cash shall be deemed to have no value.  In determining the Internal Rate of Return in respect of a Transaction, the final payment for purposes of such determination shall be the cash, if any, distributable or payable to holders of the Series B Preferred Stock upon the closing of the Transaction assuming that the holders had converted all of the outstanding Series B Preferred Stock to Common Stock immediately prior to the closing of the Transaction.

“Market Price” shall be the closing sale price (on the applicable Trading Market) per share of Common Stock on any specified date, or, if such date does not fall on a Trading Day, then the closing sale price per share of Common Stock on the first Trading Day preceding such date which shall also constitute the “market price” for purposes of the Series A Preferred Certificate of Designations.

“Purchase Agreement” means that certain Securities Purchase Agreement, dated March 18, 2008, between the Corporation and Lyles United, LLC.

“Preemptive Rights Excluded Securities” mean any of the following securities:  (1) securities issued to employees, officers or directors of the Corporation or options to purchase Common Stock granted by the Corporation to employees, officers or directors of the Corporation pursuant to any option plan, agreement or other arrangement duly adopted by the Corporation and the grant of which is approved by the compensation committee of the Board; (2) any Series A Preferred Stock issued as a dividend on shares of Series A Preferred Stock and any Common Stock issued on conversion of any shares of Series A Preferred Stock or as a dividend to any holder of Series A Preferred Stock; (3) the Series B Preferred Stock and any Common Stock issued on conversion of the Series B Preferred Stock or issued as a dividend on the Series B Preferred Stock; (4) for the avoidance of doubt, securities issued on the conversion of any Convertible Securities or the exercise of any Options, in each case, outstanding on the date of the first filing of this Certificate of Designations; (5) for the avoidance of doubt, securities issued in connection with a stock split, stock dividend, combination, reorganization, recapitalization or other similar event for which adjustment is made in accordance with Section 5(d)(iii), (iv) or (v); and (6) the issuance of securities of the Corporation issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination by the Corporation approved by the Board.

15

“Trading Day” means any day on which the Common Stock is listed or quoted and traded on the applicable Trading Market.

“Trading Market” means the NASDAQ Global Market or, if the Common Stock is not then traded on the NASDAQ Global Market, any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

16

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed on its behalf by its Chief Financial Officer this 26th day of March, 2008.

PACIFIC ETHANOL, INC.

By:           /s/ JOSEPH W. HANSEN

Name:      Joseph W. Hansen

Title:        Chief Financial Officer

17

Exhibit 3.4

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PACIFIC ETHANOL, INC.

a Delaware corporation

PACIFIC ETHANOL, INC. a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.           The name of the Corporation is PACIFIC ETHANOL, INC.

2.           That the Corporation’s Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 28, 2005 (the “Original Certificate”). The following were subsequently filed:  (i) Certificate of Designations, Powers, Preferences, Rights of the Series A Cumulative Redeemable Convertible Preferred Stock filed with the Secretary of State of Delaware on April 12, 2006, and (ii) Certificate of Designations, Powers, Preferences, Rights of the Series B Cumulative Convertible Preferred Stock filed with the Secretary of State of Delaware on April 2, 2008 (collectively, the Original Certificate with the subsequently filed certificates shall be referred to as the “Certificate of Incorporation”).

3.           The Certificate of Incorporation of the Corporation is hereby amended by striking out the first paragraph of the FOURTH Article thereof and by substituting in lieu of said paragraph the following new paragraph:

The corporation is authorized to issue one class of capital stock to be designated “common stock” and another class of capital stock to be designated “Preferred Stock.” The total number of shares of common stock that the corporation is authorized to issue is three hundred million (300,000,000), with a par value of $.001 per share. The total number of shares of Preferred Stock that the corporation is authorized to issue is ten million (10,000,000), with a par value of $.001 per share.

4.           The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed this 3rd day of June, 2010.

/s/ NEIL M. KOEHLER

Neil M. Koehler, President

1

Exhibit 3.5

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PACIFIC ETHANOL, INC.

a Delaware corporation

PACIFIC ETHANOL, INC. a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.           The name of the Corporation is PACIFIC ETHANOL, INC.

2.           That the Corporation’s Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 25, 2005 (the “Original Certificate”). The following were subsequently filed:  (i) Certificate of Designations, Powers, Preferences and Rights of the Series A Cumulative Redeemable Convertible Preferred Stock filed with the Secretary of State of Delaware on April 12, 2006; (ii) Certificate of Designations, Powers, Preferences and Rights of the Series B Cumulative Convertible Preferred Stock filed with the Secretary of State of Delaware on April 2, 2008; and (iii) Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of Delaware on June 3, 2010 (collectively, the Original Certificate together with the subsequently filed certificates shall be referred to as the “Certificate of Incorporation”).

3.           The Certificate of Incorporation of the Corporation is hereby amended by adding the following at the end of Article FOURTH:

“Reverse Stock Split.  On the effective date of the amendment adding this paragraph to Article FOURTH pursuant to the General Corporation Law of the State of Delaware (the “Effective Date”), each share of common stock, par value $0.001 per share (the “Old Common Stock”), issued and outstanding immediately before the Effective Date, shall be and hereby is, reclassified as and changed into one-seventh (1/7) of a share of common stock, par value $0.001 per share (the “New Common Stock”). The Corporation shall, through its transfer agent, provide certificates representing New Common Stock to holders of Old Common Stock in exchange for certificates representing Old Common Stock. From and after the Effective Date, certificates representing shares of Old Common Stock are hereby canceled and shall represent only the right of holders thereof to receive New Common Stock. The Corporation shall not issue fractional shares of New Common Stock. The reverse stock split shall not increase or decrease the amount of stated capital or paid-in surplus of the Corporation, provided that any fractional share that would otherwise be issuable as a result of the reverse stock split shall be rounded up to the nearest whole share of New Common Stock. From and after the Effective Date, the term “New Common Stock” as used in this Article FOURTH shall mean common stock as provided in the Certificate of Incorporation.”

4.           The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

5.           The Effective Date of this Amendment will be Wednesday, June 8, 2011 at 12:01 a.m. Eastern Time.

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed this 6th day of June, 2011.

/s/ Christopher W. Wright
Christopher W. Wright,
Vice President, General Counsel & Secretary

1

Exhibit 3.6

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
PACIFIC ETHANOL, INC.
a Delaware corporation

PACIFIC ETHANOL, INC. a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is PACIFIC ETHANOL, INC.

2. That the Corporation’s Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 28, 2005 (the “Original Certificate”). The following were subsequently filed: (i) Certificate of Designations, Powers, Preferences and Rights of the Series A Cumulative Redeemable Convertible Preferred Stock filed with the Secretary of State of Delaware on April 12, 2006; (ii) Certificate of Designations, Powers, Preferences and Rights of the Series B Cumulative Convertible Preferred Stock filed with the Secretary of State of Delaware on March 26, 2008; (iii) Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of Delaware on June 3, 2010; and (iv) Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of Delaware on June 6, 2011 (collectively, the Original Certificate together with the subsequently filed certificates shall be referred to as the “Certificate of Incorporation”).

3. The Certificate of Incorporation of the Corporation is hereby amended by adding the following at the end of Article FOURTH:

“Reverse Stock Split. On the effective date of the amendment adding this paragraph to Article FOURTH pursuant to the General Corporation Law of the State of Delaware (the “Effective Date”), each share of common stock, par value $0.001 per share (the “Old Common Stock”), issued and outstanding immediately before the Effective Date, shall be and hereby is, reclassified as and changed into one-fifteenth (1/15) of a share of common stock, par value $0.001 per share (the “New Common Stock”). The Corporation shall, through its transfer agent, provide certificates representing New Common Stock to holders of Old Common Stock in exchange for certificates representing Old Common Stock. From and after the Effective Date, certificates representing shares of Old Common Stock are hereby canceled and shall represent only the right of holders thereof to receive New Common Stock. The Corporation shall not issue fractional shares of New Common Stock. The reverse stock split shall not increase or decrease the amount of stated capital or paid-in surplus of the Corporation, provided that any fractional share that would otherwise be issuable as a result of the reverse stock split shall be rounded up to the nearest whole share of New Common Stock. From and after the Effective Date, the term “New Common Stock” as used in this Article FOURTH shall mean common stock as provided in the Certificate of Incorporation.”

4. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

5. The Effective Date of this Amendment will be May 14, 2013 at 12:01 a.m. Eastern Time.

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed this 10th day of May, 2013.

/s/ CHRISTOPHER W. WRIGHT
Christopher W. Wright

Vice President, General Counsel & Secretary

2

EXHIBIT 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Neil M. Koehler, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q of Pacific Ethanol, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 7, 2013	/S/ NEIL M. KOEHLER
Neil M. Koehler

President and Chief Executive Officer (Principal Executive Officer)

EXHIBIT 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Bryon T. McGregor, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q of Pacific Ethanol, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 7, 2013	/s/ Bryon T. McGregor
Bryon T. McGregor

Chief Financial Officer (Principal Financial Officer)

EXHIBIT 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Pacific Ethanol, Inc. (the “Company”) for the period ended June 30, 2013 (the “Report”), the undersigned hereby certify in their capacities as Chief Executive Officer and Chief Financial Officer of the Company, respectively, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 7, 2013	/S/ NEIL M. KOEHLER
Neil M. Koehler
President and Chief Executive Officer (Principal Executive Officer)

Date: August 7, 2013	/s/ Bryon T. McGregor
Bryon T. McGregor
Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.